EXHIBIT 1























                            ASSET PURCHASE AGREEMENT

                                 By and Between

                           AMF BOWLING CENTERS, INC.,

                                      and

                            CHARAN INDUSTRIES, INC.





                         Dated as of September 10, 1996







                                TABLE OF CONTENTS


                                                                    Page
         ARTICLE I       Definitions..............................    1

           Section 1.1   Definitions..............................    1


         ARTICLE II      Purchase and Sale of Purchased Assets,
                           Purchase Price and Other Related
                           Matters................................   13

           Section 2.1   Purchase and Sale........................   13
           Section 2.2   Purchase Price...........................   14
           Section 2.3   Payment of Purchase Price................   14
           Section 2.4   Assumption of Liabilities................   14
           Section 2.5   Working Capital Purchase Price
                           Adjustment.............................   15
           Section 2.6   Delayed Closing Purchase Price
                           Adjustment.............................   18
           Section 2.7   Payment of Taxes.........................   21
           Section 2.8   Purchase Price Allocation................   21


         ARTICLE III     Closing and Closing Date Deliveries......   22

           Section 3.1   Closing Date.............................   22
           Section 3.2   Closing Date Deliveries..................   23


         ARTICLE IV      Representations and Warranties of the
                           Company................................   25

           Section 4.1   Incorporation; Authorization; etc........   26
           Section 4.2   Capitalization; Structure................   27
           Section 4.3   Financial Statements.....................   28
           Section 4.4   Real Properties..........................   28
           Section 4.5   Tangible Personal Property; Sufficiency
                           of Assets..............................   32
           Section 4.6   Absence of Certain Changes...............   33
           Section 4.7   Litigation; Orders.......................   34
           Section 4.8   Intellectual Property....................   34
           Section 4.9   Licenses, Approvals, Other Authoriza-
                           tions, Consents, Reports, etc..........   35
           Section 4.10  Labor Matters............................   36
           Section 4.11  Compliance with Laws.....................   37
           Section 4.12  Insurance................................   37
           Section 4.13  Contracts................................   37










           Section 4.14  Brokers, Finders, etc....................   40
           Section 4.15  Affiliate Transactions...................   40
           Section 4.16  Environmental Compliance.................   40
           Section 4.17  Video Games..............................   42
           Section 4.18  Undisclosed Liabilities..................   42
           Section 4.19  Inventory................................   43
           Section 4.20  Disclosure...............................   43
           Section 4.21  Nonforeign Certification.................   43


         ARTICLE V       Representations and Warranties of Buyer..   43

           Section 5.1   Incorporation; Authorization; etc........   43
           Section 5.2   Licenses, Approvals, Other Authorizations
                           Consents, Reports, etc.................   44
           Section 5.3   Brokers, Finders, etc....................   45


         ARTICLE VI      Employee Matters.........................   45

           Section 6.1   Offers of Employment.....................   45
           Section 6.2   WARN Requirements........................   48
           Section 6.3   No Third Party Beneficiaries; No
                           Continuing Obligations.................   48
           Section 6.4   401(k) Plan..............................   49
           Section 6.5   Collective Bargaining Agreements.........   49


         ARTICLE VII     Covenants of the Company and Buyer.......   49

           Section 7.1   Investigation of Business; Access to
                           Properties and Records.................   49
           Section 7.2   Efforts; Obtaining Consents..............   51
           Section 7.3   Further Assurances.......................   53
           Section 7.4   Employee, Customer and Supplier
                           Relationships, etc.....................   54
           Section 7.5   Conduct of Business......................   54
           Section 7.6   Termination of Agreements................   57
           Section 7.7   No Solicitation..........................   57
           Section 7.8   Seaway Lanes Lease.......................   58
           Section 7.9   Capital Expenditures.....................   58
           Section 7.10  Bulk Transfer............................   58
           Section 7.11  Insurance Proceeds.......................   58
           Section 7.12  Acquisition of Certain Bowling Centers;
                           MJR Liquor Licenses....................   59
           Section 7.13  Armonk Bowl..............................   60
           Section 7.14  Liens....................................   60
           Section 7.15  Non-Competition..........................   61
           Section 7.16  Strathmore Lanes.........................   62
           Section 7.17  Golf Course Easement.....................   64









         ARTICLE VIII    Conditions of Buyer's Obligation to
                           Close..................................   65

           Section 8.1   Representations, Warranties,
                           Covenants and Agreements of
                           the Company............................   65
           Section 8.2   Filings; Consents; Waiting Periods.......   65
           Section 8.3   Litigation; Injunction...................   66
           Section 8.4   Liens....................................   67
           Section 8.5   Opinions.................................   67
           Section 8.6   Non-Competition Agreements; Ancillary
                           Agreements; Closing Date Deliveries....   67
           Section 8.7   Affiliate Centers Acquisitions; MJR
                           Transfer...............................   67
           Section 8.8   Proceedings; Certificates................   67
           Section 8.9   Title Insurance..........................   68
           Section 8.10  Surveys..................................   68
           Section 8.11  Title Insurance Affidavits...............   69
           Section 8.12  Estoppel Certificates....................   69
           Section 8.13  Transfer Tax Returns.....................   69
           Section 8.14  UCC......................................   69


         ARTICLE IX      Conditions to the Company's Obligation
                           to Close...............................   69

           Section 9.1   Representations, Warranties,
                           Covenants and Agreements of Buyer......   69
           Section 9.2   Filings; Consents; Waiting Periods.......   70
           Section 9.3   Litigation; Injunction...................   70
           Section 9.4   Opinions.................................   70
           Section 9.5   Ancillary Agreements; Closing Date
                           Deliveries.............................   71
           Section 9.6   Affiliate Payable........................   71
           Section 9.7   Proceedings; Certificates................   71


         ARTICLE X       Termination..............................   71

           Section 10.1  Termination Events.......................   71
           Section 10.2  Effect of Termination....................   72


















         ARTICLE XI      Indemnification..........................   72

           Section 11.1  Buyer Indemnified Parties' Right to
                           Indemnification........................   72
           Section 11.2  Limitations on Buyer Indemnified Parties'
                           Right to Indemnification...............   73
           Section 11.3  Company Indemnified Parties' Right to
                           Indemnification........................   74
           Section 11.4  Indemnification Procedures...............   74
           Section 11.5  Settlement of Indemnification
                           Obligations............................   75
           Section 11.6  Indemnification Claims Against Escrow....   75
           Section 11.7  Sole Remedy Regarding Representations
                           and Warranties.........................   75
           Section 11.8  Losses Net of Insurance..................   76


         ARTICLE XII     Miscellaneous............................   76

           Section 12.1  Counterparts.............................   76
           Section 12.2  Governing Law............................   76
           Section 12.3  Entire Agreement.........................   76
           Section 12.4  Expenses.................................   77
           Section 12.5  Notices..................................   77
           Section 12.6  Knowledge................................   78
           Section 12.7  Successors and Assigns...................   78
           Section 12.8  Publicity................................   78
           Section 12.9  Headings; Definitions....................   78
           Section 12.10 Amendments and Waivers...................   79
           Section 12.11 Severability.............................   79





























                              Schedules and Exhibits


         Schedule A          -    Centers
         Schedule 1.1(a)     -    Net Working Capital
         Schedule 1.1(b)     -    Retained Assets
         Schedule 2.4(a)     -    Assumed Liabilities
         Schedule 2.8        -    Purchase Price Allocation Ranges
         Schedule 4.1(a)     -    Jurisdictions Where Company Qualified
                                  to do Business
         Schedule 4.1(b)     -    Violations, Conflicts and Defaults
         Schedule 4.2(a)     -    Capitalization of the Company
         Schedule 4.3        -    Financial Statements
         Schedule 4.3(c)     -    Income Statements and Revenue and Cash
                                  Flow Information of the Centers
         Schedule 4.4(a)     -    Owned Property; Affiliate Ownership
         Schedule 4.4(b)     -    Leased Real Estate
         Schedule 4.4(c)     -    Owned Properties and Leased Real Es-
                                  tate Constituting All Real Estate
         Schedule 4.5(a)     -    Personal Property
         Schedule 4.5(b)     -    Exceptions With Respect to Personal
                                  Property
         Schedule 4.5(c)     -    Title to Purchased Assets
         Schedule 4.6        -    Certain Changes
         Schedule 4.7        -    Litigation; Orders
         Schedule 4.8        -    Company Intellectual Property
         Schedule 4.9(a)     -    Licenses
         Schedule 4.9(b)     -    Approvals, Other Authorizations
         Schedule 4.9(c)     -    Concession Entities
         Schedule 4.10       -    Labor Matters
         Schedule 4.11       -    Compliance with Laws
         Schedule 4.12       -    Insurance
         Schedule 4.13(a)    -    Terminated Contracts
         Schedule 4.13(b)    -    Contracts
         Schedule 4.15       -    Affiliate Transactions
         Schedule 4.16(b)    -    Environmental Compliance
         Schedule 4.16(c)    -    Presence of Hazardous Substances
         Schedule 4.16(d)    -    Use of Hazardous Substances
         Schedule 4.16(e)    -    Storage Tanks
         Schedule 4.16(f)    -    Environmental Audits, Assessments,
                                  Analyses, Etc.
         Schedule 4.17(a)    -    Video Games
         Schedule 4.17(b)    -    Ownership of Video Games
         Schedule 4.17(c)    -    Purchase Orders for Video Games
         Schedule 4.18       -    Undisclosed Liabilities
         Schedule 5.2        -    Buyer Licenses, Approvals, Other Au-
                                  thorizations, Consents, Reports
         Schedule 6.1(c)     -    Seven Executive Employees
         Schedule 6.1(d)     -    Employees
         Schedule 6.1(e)     -    Severance Policy









         Schedule 7.5        -    Conduct of Business
         Schedule 7.5(m)     -    Capital Expenditures Committments
         Schedule 7.9        -    Capital Expenditures since 7/22/96
         Schedule 7.12       -    Affiliate Centers


         Exhibit A           -    Form of Escrow Agreement
         Exhibit B           -    Form of Assignment and Assumption
                                  Agreement
         Exhibit C           -    Form of Bill of Sale
         Exhibit D           -    Form of Assumption Agreement
         Exhibit E           -    Form of Seaway Lease
         Exhibit F           -    Form of Opinion of Farrell, Fritz,
                                  Caemmerer, Cleary, Barnosky & Arman-
                                  tano
         Exhibit G           -    Form of Non-Competition Agreement
         Exhibit H           -    Form of Estoppel Certificate
         Exhibit I           -    Form of Opinion of Wachtell, Lipton,
                                  Rosen & Katz
         Exhibit J           -    Form of Opinion of General Counsel of
                                  Buyer






































                             ASSET PURCHASE AGREEMENT

                   This Asset Purchase Agreement (this "Agreement") is made and entered into as of September 10, 1996 by and between AMF Bowling Centers, Inc., a Virginia corporation ("Buyer"), and Charan Industries, Inc., a Delaware corporation (the "Com-pany").

                                    Recitals:

                   A. The Company owns and operates the bowling centers (including (i) the related facilities, such as billiard, pool, amusement or game halls or rooms, snack bars, restaurants, pro shops, bars, lounges, entertainment lounges, a restaurant fa-cility in Michigan, the bar and storefront area contiguous to the Strathmore Bowling Center in New Jersey and the golf course (including the related clubhouse and banquet facility and other related operations) in Michigan, and (ii) the Affiliate Centers (as hereinafter defined)) and the family fun zone, all relating to the operations listed on Schedule A hereto (collectively, the "Centers").

                   B. Buyer desires to purchase the Centers from the Company, and the Company desires to sell the Centers to Buyer at the Closing on the Closing Date (as such terms are herein-after defined).

                   NOW, THEREFORE, in consideration of the mutual cov-enants and agreements hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                   Section 1.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below unless otherwise expressly provided or unless the context clearly re-quires otherwise:

                   "Accountant" shall have the meaning set forth in Sec-tion 2.5(b) hereof.

                   "Action" shall mean any complaint, claim, prosecu-tion, indictment, action, suit, arbitration, investigation or proceeding by or before any Governmental Authority.

                   "Adjusted Closing Date Balance Sheet" shall have the meaning set forth in Section 2.5(e) hereof.







                   "Adjusted Closing Date Revenue Statement" shall have the meaning set forth in Section 2.6(f) hereof.

                   "Affiliate" (and, with the correlative meaning, "Af-filiated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and, if such a Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal ben-eficiary is such individual or one or more members of such im-mediate family and any Person who is controlled by any such member or trust. When used with respect to the Company, Af-filiate shall include each Stockholder and each Company Affili-ate. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                   "Affiliate Centers" shall have the meaning set forth in Section 7.12(a) hereof.

                   "Affiliate Centers Acquisition" shall have the mean-ing set forth in Section 7.12(a) hereof.

                   "Affiliate Payable" shall have the meaning set forth in the definition of "Net Working Capital."

                   "Agreement" shall have the meaning set forth in the first paragraph hereof.

                   "Alternative Transaction" shall have the meaning set forth in Section 7.7 hereof.

                   "Ancillary Agreements" shall mean the Seaway Lease, the Strathmore Lease, the Non-Competition Agreements, the As-sumption Agreement, the Assignment and Assumption Agreement, the Escrow Agreement and the Golf Course Easement, collec-tively.

                   "Appraisal Firm" shall have the meaning set forth in
         Section 2.8 hereof.

                   "Assignment and Assumption Agreement" shall have the meaning set forth in Section 3.2(a) hereof.

                   "Assumed Liabilities" shall have the meaning set forth in Section 2.4(a).









                   "Assumption Agreement" shall have the meaning set forth in Section 3.2(b)(iii) hereof.

                   "Balance Sheet" shall have the meaning set forth in
         Section 4.3(a) hereof.

                   "Business" shall have the meaning set forth in Sec-tion 7.15(a) hereof.

                   "Buyer" shall have the meaning set forth in the first paragraph hereof.

                   "Buyer Employees" shall have the meaning set forth in
         Section 6.1(a) hereof.

                   "Buyer Indemnified Parties" shall have the meaning set forth in Section 11.1 hereof.

                   "Centers" shall have the meaning set forth in Recital
         A hereof.

                   "Closing" shall have the meaning set forth in Section
         3.1 hereof.

                   "Closing Date" shall have the meaning set forth in
         Section 3.1 hereof.

                   "Closing Date Balance Sheet" shall have the meaning set forth in Section 2.5(b) hereof.

                   "Closing Date Balance Sheet Neutral Auditors" shall have the meaning set forth in Section 2.5(e) hereof.

                   "Closing Date Balance Sheet Resolution Period" shall have the meaning set forth in Section 2.5(d) hereof.

                   "Closing Date Revenue Statement" shall have the mean-ing set forth in Section 2.6(c) hereof.

                   "COBRA" shall mean Part 6 of Title I of ERISA and
         Section 4980B of the Code.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereun-der.

                   "Company" shall have the meaning set forth in the first paragraph hereof.











                   "Company Affiliates" shall mean Regal Lanes, Inc., an Indiana corporation, Wanbow Co., a New York partnership, and Ryanest Associates, a Virginia partnership.

                   "Company Gaming Licenses" shall have the meaning set forth in Section 4.9(a) hereof.

                   "Company Intellectual Property" shall have the mean-ing set forth in Section 4.8 hereof.

                   "Company Liquor Licenses" shall have the meaning set forth in Section 4.9(a) hereof.

                   "Company Severance Policy" shall have the meaning set forth in Section 6.1(e) hereof.

                   "Concession Entities" shall have the meaning set forth in Section 4.9(c) hereof.

                   "Environmental Law" shall have the meaning set forth in Section 4.16(a) hereof.

                   "ERISA" shall mean the Employee Retirement Income Se-curity Act of 1974, as amended.

                   "Escrow Agent" shall have the meaning set forth in
         Section 2.3 hereof.

                   "Escrow Agreement" shall have the meaning set forth in Section 2.3 hereof.

                   "Estimated Closing Date Net Working Capital" shall have the meaning set forth in Section 2.5(a) hereof.

                   "Evaluation Material" shall have the meaning set forth in Section 7.1(b) hereof.

                   "Exercise Notice" shall have the meaning set forth in
         Section 7.13 hereof.

                   "Final Determination" shall have the meaning set forth in Section 7.16.

                   "Financial Statements" shall have the meaning set forth in Section 4.3(a) hereof.

                   "GAAP" shall have the meaning set forth in Section 4.3(b) hereof.











                   "Golf Course Easement" shall have the meaning set forth in Section 7.17 hereof.

                   "Governmental Authority" shall have the meaning set forth in Section 4.1(b) hereof.

                   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regula-tions thereunder.

                   "Hazardous Substance" shall have the meaning set forth in Section 4.16(a) hereof.

                   "Indemnitee" shall have the meaning set forth in Sec-tion 11.4(a) hereof.

                   "Indemnitor" shall have the meaning set forth in Sec-tion 11.4(a) hereof.

                   "Initial Purchase Price" shall have the meaning set forth in Section 2.2(a) hereof.

                   "IRS" shall mean the Internal Revenue Service or any successor entity thereto.

                   "Leased Real Estate" shall have the meaning set forth in Section 4.4(b) hereof.

                   "Leases" shall have the meaning set forth in Section 4.4(b) hereof.

                   "Liabilities" shall mean any and all debts, losses, claims, damages, costs, expenses, demands, fines, judgments, penalties, obligations (including obligations under written or oral leases, contracts, licenses, commitments, agreements or arrangements), payments, and liabilities of every type and na-ture (whether civil, criminal or other, and whether known or unknown, due or to become due, fixed or contingent, matured or unmatured, including those arising out of any Action and those relating to Taxes), together with any reasonable costs and ex-penses (including reasonable attorneys' fees and out-of-pocket expenses) incurred in connection with any of the foregoing.

                   "Licenses" shall have the meaning set forth in Sec-tion 4.9(a) hereof.

                   "Liens" shall have the meaning set forth in Section 4.4(a) hereof.











                   "Losses" shall have the meaning set forth in Section
         11.1 hereof.

                   "Material Adverse Effect" shall mean a material and adverse effect on the value, financial condition, results of operations, business, prospects, rights, properties, assets or liabilities of the Centers, taken as a whole.

                   "MJR" shall mean M.J.R. Lounge, Inc., a New Jersey corporation.

                   "MJR Transfer" shall have the meaning set forth in
         Section 7.12(b).

                   "Most Recent Financial Statements" shall have the meaning set forth in Section 4.3(a) hereof.

                   "Net Working Capital," as of a specified date, shall mean an amount equal to (x) the current assets purchased by Buyer pursuant to this Agreement, which are comprised of cash and cash equivalents, if any, accounts receivable (net), inven-tory, prepaid expenses (including those related to the Prepaid Contracts), the cash relating to cash security deposits associ-ated with league bowling, banquets and any other purposes, and all other Purchased Assets which, in each case, are properly treated as current assets in accordance with GAAP consistently applied, less (y) the Assumed Liabilities, whether or not cur-rent, except as expressly set forth on Schedule 2.4(a); pro-vided, that, notwithstanding the application of GAAP, and whether or not such application is consistently applied, cur-rent assets shall (A) include (i) $500,000 (or, if less, the amortized book value thereof, calculated consistent with the Company's past practices) attributable to the Prior Noncompeti-tion Agreement (net) (only to the extent assigned and inuring to the benefit of the Buyer) of the Company disclosed as such in Schedule 1.1(a) that will be assigned to and will inure to the benefit of Buyer (exclusive of the Non-Competition Agree-ments and any other non-competition that may be entered into in connection with the transactions contemplated hereby), (ii) the mortgage receivable (valued in accordance with GAAP consis-tently applied) reflected on the Balance Sheet and disclosed as such in Schedule 1.1(a) (to the extent that such mortgage re-ceivable (along with all properties and rights securing such receivable) is among the Purchased Assets and provided the un-derlying security is not subject to any underlying mortgages or notes relating to the property securing such receivable other than mortgages and notes, if any, issued by the named obligor of such receivable to third parties) that will be assigned to and will benefit Buyer and (iii) pinspotter parts, pins and










         scoring parts inventory and prepaid expenses relating to resur-facing costs (but in any case, an amount in excess of $1,000,000, shall not be attributed thereto for purposes hereof) that will be assigned to and will benefit Buyer, and
         (B) exclude (1) all cash payments made and to be made as con-templated by Section 7.11 and (2) any prepaid expenses or other Purchased Assets to the extent that they do not inure to the benefit of Buyer; provided, further, that notwithstanding the application of GAAP, and whether or not such application is consistently applied, current liabilities shall (x) not include the accounts payable (the "Affiliate Payable") by the Company to an Affiliate of Buyer (the "Receivable Affiliate") pursuant to the purchase orders disclosed as such in Schedule 1.1(a) (provided that if such accounts payable are in excess of $500,000, such excess shall be included as a current li-ability), and (y) include (i) all expenses of (including any installments of payments under the Leases, insurance premiums and utility, fuel or other periodic charges or other Li-abilities with respect to Purchased Assets not paid by the Com-pany prior to the Closing, to the extent accrued (whether or not otherwise required to be accrued as of such date) and un-paid through and including the date immediately preceding the Closing Date), or Taxes payable by, the Company with respect to the Centers or the Purchased Assets which are Assumed Liabil-ities, without regard to when they are or become due or pay-able, to the extent accrued (whether or not otherwise required to be accrued as of such date) and unpaid through and including the date immediately preceding the Closing Date (pro rated, on the same basis as such expenses or Taxes are incurred, with re-spect to any period that includes dates both prior to and on or after the Closing Date) and (ii) the Liabilities relating to cash security deposits associated with league bowling, banquets and other purposes, and prepaid amounts received by the Company in connection with contracts being assumed by Buyer pursuant to
         Section 2.4 hereto.

                   "Non-Competition Agreements" shall have the meaning set forth in Section 8.6 hereof.

                   "Nontransferred Employees" shall have the meaning set forth in Section 6.1(e) hereof.

                   "Notice of Claim" shall have the meaning set forth in
         Section 11.4(a) hereof.

                   "Notice Period" shall have the meaning set forth in
         Section 7.16 hereto.

                   "Owned Property" shall have the meaning set forth in
         Section 4.4(a) hereof.









                   "Person" shall mean any natural person, corporation, partnership, firm, joint venture, joint-stock company, trust, association, unincorporated entity of any kind, trust, Govern-mental Authority or other entity.

                   "Permitted Liens" shall have the meaning set forth in
         Section 4.4(a) hereof.

                   "Preliminary Closing Date Revenue Statement" shall have the meaning set forth in Section 2.6(b) hereof.

                   "Prepaid Contracts" shall have the meaning set forth in Section 4.13(a) hereof.

                   "Prior Noncompetition Agreement" shall mean the Non-competition Agreement listed as such on Schedule 1.1(a) hereto.

                   "Proposal Notice" shall have the meaning set forth in
         Section 7.13 hereof.

                   "Purchase Price" shall mean the Initial Purchase Price, as adjusted, if at all, but without duplication, pursu-ant to Sections 2.5 and 2.6 hereof.

                   "Purchased Assets" shall mean all of the business and all of the rights, properties and assets of the Company and the Company Affiliates, real, personal and mixed, tangible and in-tangible, of every kind, nature and description, whether ac-crued, contingent or otherwise, whether now existing or here-after acquired, and wheresoever situated (and whether or not carried or reflected on the books of the Company or any Company Affiliate) relating to, owned or held in connection with, the business of the Centers (excluding the Retained Assets), in-cluding, without limitation (A) all assets reflected on the Balance Sheet and those assets acquired since the date of the Balance Sheet and (B) the following (excluding, however, the Retained Assets):

                        (i) accounts or notes and mortgages receivable, claims, evidences of debt, utility deposits and other de-posits and prepaid expenses;

                       (ii) real property, including the Owned Prop-erty, and all buildings, fixtures and improvements there-on, together with all easements, rights of way, servi-tudes, leases, permits, licenses, options and other real property rights, and any other real property owned by any Company Affiliate on which any of the Centers (including











              any of the Affiliate Centers) is located or any real prop-erty contiguous thereto owned by the Company or any Af-filiate of the Company or of any Stockholder;

                      (iii) all right, title and interest (A) under real property leases, including real property leases re-lating to the Leased Real Estate, (B) to the leasehold im-provements situated on the real property which is the sub-ject of such leases, (C) in and to any land lying in the bed of any streets, roads or avenues, opened or proposed, in front of or adjoining the Real Property being trans-ferred hereunder, to the center lines thereof or any award or awards made or to be made in lieu thereof, and (D) in and to all strips and gores, if any, abutting, adjoining or appurtenant to the Real Property being transferred hereunder;

                       (iv) all right, title and interest in, to and under (A) the leases, contracts, licenses, commitments, agreements and arrangements listed and described in the Schedules hereto; (B) the other leases, contracts, li-censes, commitments, agreements and arrangements not re-quired by the terms of this Agreement to be listed and de-scribed, or otherwise not listed or described, in the Schedules hereto; (C) the leases, contracts, licenses, commitments, agreements and arrangements entered into af-ter the date hereof; and (D) all other leases, contracts, licenses, commitments, agreements, and arrangements, in-cluding the Prior Non-Competition Agreement, in each such case, to which the Company is a party or which benefit the Company or the Centers, and any payments owed to the Com-pany or the Centers in connection therewith, except, in each such case, those leases, contracts, licenses, commit-ments, agreements, and arrangements which the Company is required to terminate effective on or prior to the Closing Date, the Retained Assets and those relating to the Re-tained Liabilities;

                        (v)  fixtures, machinery (including video,
              amusement and arcade games), equipment (including all equipment at all snack bars, bars, lounges, entertainment lounges and restaurants, whether such facilities are owned or leased, in the Centers), drapes, carpeting, appliances, cash registers, tableware, shoes, bowling balls, bowling equipment, pins, pinspotter parts, scoring parts, lockers, pool and billiard tables, pool and billiard balls, cues and pool and billiard equipment, the cash relating to cash security deposits associated with league bowling, banquets and any other purposes, tools, other inventories of sup-plies and spare parts, food, beverages, pro-shop items,









              automobiles, other vehicles (including all Company owned automobiles and other vehicles used by employees of the Company, whether or not Buyer Employees, in connection with the operation of the business of the Centers or the Purchased Assets, excluding those used by any of the Seven Bowling Executives who do not accept employment with Buyer or any of its Affiliates and excluding those used by any of the seven regional and district managers of the Company who do not become Buyer Employees), furniture and office equipment and other inventory and tangible assets or prop-erty;

                       (vi) all intangible property rights (to the ex-tent assignable), including, without limitation, software, systems and any Company Intellectual Property, together with the goodwill associated therewith, but excluding the ownership of the name "Zones", which Buyer will be permit-ted to continue to use for six months following the Clos-ing pursuant to Section 7.3(c) hereof;

                      (vii) files, records and data, including schemat-ics, books, manuals, technical information and engineering data, programming information, computerized data, books of account, employment records with respect to employees em-ployed by Buyer, customer lists and files, research records, market surveys and marketing know-how, mailing lists, purchase and sale records and correspondence, ad-vertising records, and files and literature relating to the Centers;

                     (viii) all stock, securities and other invest-ments, and any options, warrants or rights to acquire such interests and all rights as partner or joint venturer in each partnership or joint venture in which the Company is a partner or venturer or otherwise participates or any rights so to participate or any similar rights;

                       (ix) to the extent assignable, all rights and claims whether mature, contingent or otherwise, whether in tort, contract, or otherwise, including, without limita-tion, causes of action, unliquidated rights and claims un-der or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers, vendors or others, other than refunds with respect to Taxes to the extent they relate to periods ending prior to the Closing Date;

                        (x) all permits, approvals, orders, authoriza-tions, consents, licenses (including, without limitation,










              the Company Liquor Licenses and the Company Gaming Li-censes), certificates, franchises, exemptions of, or fil-ings or registrations with or issued by, any Governmental Authority in any jurisdiction, which have been issued or granted to or are owned or used by the Company and all pending applications therefor, in each case, to the extent transfer is permitted by law; and

                       (xi) all rights and assets of MJR relating to any of the Centers, including liquor licenses.

                   Purchased Assets shall not include cash, except to the extent that the Company determines to have cash remain at the Centers as petty cash to be used for operating purposes. The Purchased Assets shall include all assets to be transferred to Buyer pursuant to Section 7.12 hereof, as if such Purchased Assets were rights or assets of the Company as of the date hereof.

                   "Purported Beneficiary" shall have the meaning set forth in Section 7.16.

                   "RCRA Hazardous Waste" shall have the meaning set forth in Section 4.16(a) hereof.

                   "Real Property" shall mean the Owned Property and the Leased Real Estate.

                   "Receivable Affiliate" shall have the meaning set forth in the definition of "Net Working Capital."

                   "Retained Assets" shall mean all assets of the Com-pany and the Company Affiliates which are not related to, owned or held in connection with the business of the Centers or the Purchased Assets, including those assets listed on Schedule 1.1(b).

                   "Retained Liabilities" shall mean any and all Lia-bilities of the Company , the Company Affiliates and the Cen-ters, which are not expressly assumed by Buyer pursuant to Sec-tion 2.4(a), whether or not incurred or accrued, including, without limitation, any Liability, whether asserted before, on or after the Closing, (i) owed to the Company or any Affiliate of the Company or of any Stockholder, or (ii) arising out of or relating to any period prior to the Closing (a) including, without limitation, with respect to any Actions (including workmen's compensation or similar claims), activities, events, circumstances or occurrences existing on or as of, occurring prior to, or relating to any period prior to, the Closing (in-cluding with regard to Taxes with respect to any such period),









         without regard to when it is asserted, commenced or identified, or otherwise arising out of or relating to the use, operation, condition or ownership of the Centers or the Purchased Assets at any time prior to the Closing, or (b) the Terminated Con-tracts, the Retained Assets or any other activities, assets, agreements or operations of the Company and its Affiliates.
         The Retained Liabilities shall include, without limitation, all Liabilities, whether asserted before, on or after the Closing,
         (i) for any breach of a representation, warranty, covenant or agreement, or for any claim for indemnification, contained in any lease, contract, license, commitment, agreement or arrange-ment that Buyer has agreed to assume from and after the Closing pursuant hereto, to the extent that such breach or claim arises out of or by virtue of the Company's performance or non-per-formance thereunder prior to the Closing, it being understood that, as between the parties hereto, this subsection shall ap-ply notwithstanding any provision which may be contained in, or any form of consent to the assignment of, any such lease, con-tract, license, commitment, agreement or arrangement which by its terms, imposes such Liabilities upon Buyer and which as-signment is accepted by Buyer notwithstanding the presence of such a provision, and that the Company's failure to discharge any such Liability shall entitle Buyer to indemnification in accordance with the provisions of Article XI; (ii) of the Com-pany or any of its Affiliates for injury to or death of persons or damage of any nature to, or destruction of property of, or arising out of infringement of the rights of, any Persons, in each case relating to any time prior to the Closing Date; and
         (iii) arising out of violations of or noncompliance with any statutes, laws, regulations, ordinances, rules, judgments, or-ders or decrees.

                   "Revenue Statement Neutral Auditors" shall have the meaning set forth in Section 2.6(f) hereof.

                   "Revenue Statement Resolution Period" shall have the meaning set forth in Section 2.6(e) hereof.

                   "Seaway Lease" shall have the meaning set forth in
         Section 7.8 hereof.

                   "Seller Indemnified Parties" shall have the meaning set forth in Section 11.3 hereof.

                   "Seven Bowling Executives" shall have the meaning set forth in Section 6.1(c) hereof.

                   "Stockholders" shall mean Charles P. Ryan, Jr., Kevin Ryan, John Ryan and Eileen Pettus.










                   "Strathmore Lease" shall have the meaning set forth in Section 7.16 hereof.

                   "Stub Gross Revenues" shall have the meaning set forth in Section 2.6(b) hereof.

                   "Surveys" shall have the meaning set forth in Section
         8.10 hereof.

                   "Target Net Working Capital" shall mean negative $1,000,000 (x) less the amount, if any, by which the Initial Purchase Price is decreased pursuant to Section 2.5(a)(i) or
         (y) plus the amount, if any, by which the Initial Purchase Price is increased pursuant to Section 2.5(a)(ii). For ex-ample: (1) if the Estimated Closing Date Net Working Capital is negative $3,000,000 and, therefore, pursuant to Section 2.5(a)(i), the Initial Purchase Price is reduced by an amount equal to $1,500,000 (i.e., 75% of $2,000,000), the Target Net
         Working Capital shall be equal to negative $2,500,000; or (2) if the Estimated Closing Date Net Working Capital is $1,000,000 and, pursuant to Section 2.5(a)(ii), the Initial Purchase Price is increased by an amount equal to $1,500,000 (i.e., 75% of $2,000,000), the Target Net Working Capital shall be equal to $500,000.

                   "Taxes" means all taxes, charges, fees, levies, du-ties or other assessments, including without limitation, all net income, gross income, gross receipts, franchise, value added, sales, use, property, ad valorem, transfer, withholding, profits, license, employee, payroll, social security, unemploy-ment, excise, estimated, severance, gains and any other taxes, duties, withholdings, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto, imposed by any federal, state, local or foreign taxing authority.

                   "Terminated Contracts" shall have the meaning set forth in Section 4.13(a) hereof.

                   "Title Company" shall have the meaning set forth in
         Section 8.9 hereof.

                   "Title Insurance Policies" shall have the meaning set forth in Section 8.9 hereof.

                   "WARN" shall mean the Worker Adjustment and Retrain-ing Notification Act of 1988, as amended.












                                    ARTICLE II

                      Purchase and Sale of Purchased Assets,
                     Purchase Price and Other Related Matters

                   Section 2.1 Purchase and Sale. (a) Upon the terms and subject to the conditions of this Agreement, the Company shall sell, assign, convey, transfer and deliver the Purchased Assets to Buyer at the Closing, and Buyer shall purchase the Purchased Assets from the Company at the Closing.

                   (b) Notwithstanding anything in this Agreement to the contrary, the Company shall retain title to, and possession of, and the Company shall not sell, assign, convey, transfer or deliver to Buyer any right, title or interest of the Company in or to the Retained Assets.

                   Section 2.2 Purchase Price. (a) Subject to Section 2.2(b) hereof, the initial purchase price payable by Buyer at the Closing for the Purchased Assets shall be $99,000,000 (as adjusted pursuant to Sections 2.5(a) and 2.6(b) and, if ap-plicable, Section 7.16, the "Initial Purchase Price"), payable as set forth in Section 2.3 of this Agreement.

                   (b) As additional consideration, Buyer shall assume the Assumed Liabilities.

                   Section 2.3 Payment of Purchase Price. At the Clos-ing, Buyer shall pay the Initial Purchase Price as follows:
         (i) Buyer shall pay to Fleet Bank (or an affiliate thereof or another banking institution mutually acceptable to Buyer and the Company), as escrow agent (the "Escrow Agent"), $5,000,000 by wire transfer of immediately available funds to be held by the Escrow Agent pursuant to the terms and provisions of the Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement") and (ii) the balance of the Initial Purchase Price by wire transfer of immediately avail-able funds to an account designated by the Company in writing.

                   Section 2.4 Assumption of Liabilities. (a) As part of the consideration for the purchase of the Purchased Assets, Buyer shall, as of the Closing, assume, agree to perform and indemnify the Company against the Liabilities of the Company to the extent expressly set forth on Schedule 2.4(a) (the "Assumed Liabilities"); provided, that with respect to all leases, con-tracts, commitments, licenses, agreements and arrangements as-sumed by Buyer pursuant to this Section 2.4(a), all obligations of the Company arising thereunder and to be performed prior to the Closing Date shall not be assumed by Buyer.










                   (b) Buyer shall not assume or become obligated to pay any Retained Liability. The foregoing notwithstanding, if the Company or any of its Affiliates does not pay a Retained Liability to any vendor, supplier or other service provider re-lating to the business or operation of the Centers, and does not, within five business days of Buyer's written request, pay the amount thereof or confirm to Buyer in writing that the Com-pany, in good faith, is contesting such Liability, Buyer shall be permitted to pay the amount thereof and the Company shall reimburse Buyer for such payment. If the Company confirms that it is contesting such Liability in good faith, Buyer may from time to time thereafter reasonably request reconfirmation in accordance with this Section 2.4(b).

                   Section 2.5 Working Capital Purchase Price Adjust-ment. (a) On the Closing Date, Buyer shall estimate in good faith the Net Working Capital as of the Closing Date, based upon information provided to Buyer by the Company (the "Esti-mated Closing Date Net Working Capital"). On the Closing Date, the Initial Purchase Price (as decreased, if applicable, pursu-ant to Section 2.6 and Section 7.16) shall be (i) decreased dollar for dollar by an amount equal to 75% of the amount, if any, by which the Estimated Closing Date Net Working Capital is less than negative $1,000,0000 or (ii) increased dollar for dollar by an amount equal to 75% of the amount, if any, by which the Estimated Closing Date Net Working Capital is greater than negative $1,000,000.

                   (b) As soon as practicable, but in no event later than 60 days following the Closing Date, the Company shall pre-pare a special purpose balance sheet of the business of the Centers as of the Closing Date (including the notes thereto, the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall reflect the Purchased Assets (but not the rights or amounts assigned pursuant to Section 7.11) which are current assets and the Assumed Liabilities, and shall not reflect the Retained Assets or the Retained Liabilities. Except to the ex-tent expressly set forth on Schedule 2.4(a), all Assumed Li-abilities shall be accrued (whether or not otherwise required to be accrued as of such date) and reflected on the Closing Date Balance Sheet as current liabilities, whether or not re-quired by GAAP and whether or not such application is consis-tently applied. The Closing Date Balance Sheet shall be pre-pared in accordance with GAAP applied on a consistent basis with the Financial Statements, except as provided in this Sec-tion 2.5(b) or in the definition of "Net Working Capital." The Closing Date Balance Sheet shall be accompanied by a schedule of all the Assumed Liabilities reflected thereon. The Closing Date Balance Sheet shall be accompanied by a report by Todres & Sheiffer (the "Accountant"), the Company's independent public









         accountants, to the effect that the Closing Date Balance Sheet has been prepared in accordance with GAAP consistently applied, except as provided in this Section 2.5(b) or in the definition of "Net Working Capital."

                   (c) During the preparation of the Closing Date Bal-ance Sheet and the period of any dispute within the contempla-tion of this Section 2.5, Buyer shall (i) provide the Company and the Company's authorized representatives, upon reasonable notice, full access during normal business hours to the books, records, facilities and employees of the Centers to the extent required for the preparation of the Closing Date Balance Sheet; provided, however, that such access shall not unreasonably dis-rupt the personnel and operations of the Centers, and (ii) co-operate with the Company and the Company's authorized represen-tatives, including the provision on a timely basis of all in-formation reasonably requested by the Company or the Company's authorized representatives and necessary or useful in preparing the Closing Date Balance Sheet.

                   (d) The Company shall deliver a copy of the Closing Date Balance Sheet to Buyer promptly after it has been pre-pared. After receipt of the Closing Date Balance Sheet, Buyer shall have 60 days to review the Closing Date Balance Sheet, together with the workpapers used in the preparation thereof. Buyer and its authorized representatives shall have full access during normal business hours to all relevant books and records and employees of the Company and its Affiliates to the extent required to complete their review of the Closing Date Balance Sheet; provided, however, that such access shall not unreason-ably disrupt the personnel and operations of the Company and its Affiliates, and the Company and its Affiliates will cause the Accountant to provide Buyer and its accountants full access to the workpapers of the Accountant in connection with the preparation and audit of the Closing Date Balance Sheet. Un-less Buyer delivers written notice to the Company on or prior to the 60th day after Buyer's receipt of the Closing Date Bal-ance Sheet specifying in reasonable detail all disputed items and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Closing Date Balance Sheet. If Buyer so no-tifies the Company of its objection to the Closing Date Balance Sheet, Buyer and the Company shall, within 30 days following such notice (the "Closing Date Balance Sheet Resolution Pe-riod"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                   (e) If at the conclusion of the Closing Date Balance Sheet Resolution Period amounts shall remain in dispute, then all amounts remaining in dispute shall be submitted to a firm









         of nationally recognized independent public accountants (the "Closing Date Balance Sheet Neutral Auditors") selected by the Company and Buyer within 10 days after the expiration of the Closing Date Balance Sheet Resolution Period. If the Company and Buyer are unable to agree on the Closing Date Balance Sheet Neutral Auditors, then Buyer and the Company shall each have the right to request the American Arbitration Association to appoint the Closing Date Balance Sheet Neutral Auditors who shall not have had a material business relationship with the Company or Buyer within the past two years, other than pursuant to Section 2.6 or 2.8 hereof. The parties hereto agree to ex-ecute, if requested by the Closing Date Balance Sheet Neutral Auditors, a reasonable engagement letter. All fees and ex-penses relating to the work, if any, to be performed by the Closing Date Balance Sheet Neutral Auditors shall be borne equally by the Company and Buyer. The Closing Date Balance Sheet Neutral Auditors shall act as an arbitrator to determine only those issues still in dispute. The Closing Date Balance Sheet Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written state-ment delivered to the Company and Buyer and shall be final, binding and conclusive. The term "Adjusted Closing Date Bal-ance Sheet," as used herein, shall mean the definitive Closing Date Balance Sheet agreed or deemed to have been agreed to by Buyer and the Company in accordance with Section 2.5(d) or the definitive Closing Date Balance Sheet resulting from the deter-minations made by the Closing Date Balance Sheet Neutral Audi-tors in accordance with this Section 2.5(e) (in addition to those items theretofore agreed to by the Company and Buyer).

                   (f) The Initial Purchase Price (as adjusted pursuant to Sections 2.5(a) and 2.6 and, if applicable, Section 7.16) shall be (i) decreased dollar for dollar by the amount, if any, by which Net Working Capital shown on the Adjusted Closing Date Balance Sheet is less than the Target Net Working Capital or
         (ii) increased by the amount, if any, by which Net Working Capital shown on the Adjusted Closing Date Balance Sheet is greater than the Target Net Working Capital. Any adjustments to the Initial Purchase Price which are made pursuant to this
         Section 2.5(f) shall bear interest at 9% from and including the Closing Date to and including the date immediately preceding the date of such payment. Any adjustments to the Initial Pur-chase Price made pursuant to this Section 2.5(f) shall be paid by wire transfer in immediately available funds to an account specified by the party to whom such payment is owed within five business days after the Adjusted Closing Date Balance Sheet is agreed or deemed to have been agreed to by Buyer and the Com-pany or the written statement of the Closing Date Balance Sheet Neutral Auditors setting forth their determination regarding










         any remaining disputed items is delivered to the Company and Buyer.

                   Section 2.6 Delayed Closing Purchase Price Adjust-ment. (a) The following adjustment of the Initial Purchase Price shall apply only if the Closing occurs after September 30, 1996.

                   (b) At Closing, the Company shall deliver to Buyer a statement of gross revenues (the "Preliminary Closing Date Rev-enue Statement") reflecting its best reasonable estimate of the Stub Gross Revenues. On the Closing Date, the Initial Purchase Price (as adjusted pursuant to Section 2.5 and, if applicable, Section 7.16) shall be decreased by the amount, if greater than zero, by which (x) 37% of the gross revenues of the Centers during the period from and including October 1, 1996 and through and including the day prior to the Closing Date (such gross revenues prior to application of such percentage being, the "Stub Gross Revenues"), as reflected on the Preliminary Closing Date Revenue Statement, exceeds (y) an amount equal to $37,000 multiplied by the number of days in the period from and including October 1, 1996 and through and including the day prior to the Closing Date.

                   (c) As soon as practicable, but in no event later than 60 days following the Closing Date, the Company shall pre-pare a special purpose gross revenue statement (the "Closing Date Revenue Statement") reflecting the Stub Gross Revenues. The Closing Date Revenue Statement shall be prepared in ac-cordance with GAAP. The Closing Date Revenue Statement shall be accompanied by a report by the Accountant to the effect that the Closing Date Revenue Statement has been prepared in ac-cordance with GAAP.

                   (d) During the preparation of the Closing Date Rev-enue Statement and the period of any dispute within the con-templation of this Section 2.6, Buyer shall (i) provide the Company and the Company's authorized representatives, upon rea-sonable notice, full access during normal business hours to the books, records, facilities and employees of the Centers to the extent required for the preparation of the Closing Date Revenue Statement; provided, however, that such access shall not unrea-sonably disrupt the personnel and operations of the Centers, and (ii) cooperate with the Company and the Company's autho-rized representatives, including the provision on a timely ba-sis of all information reasonably requested by the Company or the Company's authorized representatives and necessary or use-ful in preparing the Closing Date Revenue Statement.











                   (e) The Company shall deliver a copy of the Closing Date Revenue Statement to Buyer promptly after it has been pre-pared. After receipt of the Closing Date Revenue Statement, Buyer shall have 60 days to review the Closing Date Revenue Statement, together with the workpapers used in the preparation thereof. Buyer and its authorized representatives shall have full access during normal business hours to all relevant books and records and employees of the Company and its Affiliates to the extent required to complete their review of the Closing Date Revenue Statement; provided, however, that such access shall not unreasonably disrupt the personnel and operations of the Company and its Affiliates, and the Company and its Affili-ates will cause the Accountant to provide Buyer and its ac-countants full access to the workpapers of the Accountant in connection with the preparation and audit of the Closing Date Revenue Statement. Unless Buyer delivers written notice to the Company on or prior to the 60th day after Buyer's receipt of the Closing Date Revenue Statement specifying in reasonable de-tail all disputed items and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Closing Date Revenue Statement. If Buyer so notifies the Company of its objection to the Closing Date Revenue Statement, Buyer and the Company shall, within 30 days following such notice (the "Revenue Statement Resolution Period"), attempt to resolve their differ-ences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                   (f) If at the conclusion of the Revenue Statement Resolution Period amounts shall remain in dispute, then all amounts remaining in dispute shall be submitted to a firm of nationally recognized independent public accountants (the "Rev-enue Statement Neutral Auditors") selected by the Company and Buyer within 10 days after the expiration of the Revenue State-ment Resolution Period. If the Company and Buyer are unable to agree on the Revenue Statement Neutral Auditors, then Buyer and the Company shall each have the right to request the American Arbitration Association to appoint the Revenue Statement Neu-tral Auditors who shall not have had a material business rela-tionship with the Company or Buyer within the past two years, other than pursuant to Section 2.5 or 2.8 hereof. The parties hereto agree to execute, if requested by the Revenue Statement Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Revenue Statement Neutral Auditors shall be borne equally by the Company and Buyer. The Revenue Statement Neutral Auditors shall act as an arbitrator to determine only those issues still in dispute. The Revenue Statement Neutral Auditors' determina-tion shall be made within 30 days of their selection, shall be set forth in a written statement delivered to the Company and Buyer and shall be final, binding and conclusive. The term









         "Adjusted Closing Date Revenue Statement", as used herein, shall mean the definitive Closing Date Revenue Statement agreed or deemed to have been agreed to by Buyer and the Company in accordance with Section 2.6(e) or the definitive Closing Date Revenue Statement resulting from the determinations made by the Revenue Statement Neutral Auditors in accordance with this Sec-tion 2.6(f) (in addition to those items theretofore agreed to by the Company and Buyer).

                   (g) If the amount of Stub Gross Revenues reflected in the Adjusted Closing Date Revenue Statement exceeds the amount of such Stub Gross Revenues reflected on the Preliminary Closing Date Revenue Statement, the Company shall pay to Buyer in cash 37% of the amount of such excess, with interest at 9% from and including the Closing Date through and including the day prior to such date of payment.

                   (h) If the amount of Stub Gross Revenues reflected on the Adjusted Closing Date Revenue Statement is less than the amount of such Stub Gross Revenues reflected on the Preliminary Closing Date Revenue Statement, Buyer shall pay to the Company in cash 37% of the amount of such difference, with interest at 9% from and including the Closing Date and through and includ-ing the day prior to such date of payment, but any payment pur-suant to this Section 2.6(h) shall not exceed the amount by which the Initial Purchase Price was actually decreased pursu-ant to Section 2.6(b).

                   (i)  The adjustments contemplated by Sections 2.5 and
         2.6 shall be independent and neither one shall limit the other.

                   (j)  Any payments required pursuant to this Section
         2.6 shall be paid by wire transfer in immediately available funds to an account specified by the party to whom such payment is owed within five business days after the Adjusted Closing Date Revenue Statement is agreed or deemed to have been agreed to by Buyer and the Company or the written statement of the Revenue Statement Neutral Auditors setting forth their determi-nation regarding any remaining disputed items is delivered to the Company and Buyer.

                   Section 2.7 Payment of Taxes. (a) The Company and Buyer shall each pay one-half of any real property transfer Taxes applicable to, imposed upon or arising out of the trans-actions contemplated hereby, whether now in effect or hereafter adopted and regardless of whom any such Tax is imposed upon.

                   (b) Except as provided in clause (a) above, the Com-pany shall pay all income and other gains-related Taxes imposed










         upon the Company which arise out of the transactions contem-plated hereby, whether now in effect or hereafter adopted.

                   (c) Buyer shall pay any other personal property or sales Taxes imposed upon the Company or Buyer arising out of the sale of the Purchased Assets pursuant hereto, whether now in effect or hereafter adopted.

                   Section 2.8  Purchase Price Allocation.

                   The purchase price for the Purchased Assets shall be allocated with respect to each category of property described on Schedule 2.8 hereto within the ranges set forth thereon. Prior to the Closing Date, the parties hereto shall use their reasonable efforts to agree on the specific final allocations to each such category within the ranges set forth on Schedule 2.8, and any such agreement shall be final, binding and conclu-sive on the parties hereto. If, prior to the Closing Date the parties hereto cannot come to such agreement, the parties shall engage a firm of nationally recognized independent public ac-countants (the "Appraisal Firm") selected by the Company and Buyer within 10 days after the Closing Date. If the Company and Buyer are unable to agree on the Appraisal Firm, then Buyer and the Company shall each have the right to request the Ameri-can Arbitration Association to appoint the Appraisal Firm who shall not have had a material business relationship with the Company or Buyer within the past two years, other than pursuant to Section 2.5 or 2.6 hereof. The parties hereto agree to ex-ecute, if requested by the Appraisal Firm, a reasonable engage-ment letter. All fees and expenses relating to the work, if any, to be performed by the Appraisal Firm shall be borne equally by the Company and Buyer. The Appraisal Firm shall act as an arbitrator to determine the specific final allocations to each category contemplated by Schedule 2.8, but only within the ranges contemplated thereby, and the allocation to the Real Property category will be determined in the aggregate without regard to the specific allocations to the Real Property related to the Affiliate Centers set forth in this Section 2.8. The Appraisal Firm's determination shall be made within 30 days of their selection, shall be set forth in a written statement de-livered to the Company and Buyer and shall be final, binding and conclusive. After the final allocation has been made pur-suant to this Section 2.8, Buyer shall be entitled to subal-locate the allocation with respect to each category to various subcategories of items within such category, so long as such suballocation by Buyer is consistent with the final allocation. Promptly following completion of the final allocation by the parties hereto, or the Appraisal Firm, as contemplated by this
         Section 2.8, Buyer shall prepare, execute and deliver to the Company an IRS Form 8594 consistent with such final allocation









         and suballocation. The parties agree to use such final alloca-tion and suballocation in all Tax and information reports and returns, including, but not limited to, Form 8594, filed by any of them in respect of the transactions contemplated hereby with any federal, state or local taxing authority. The foregoing notwithstanding, the parties hereto agree that the aggregate purchase price allocable to (i) the Center at Strathmore Lanes in Aberdeen, New Jersey, to the extent such Center is included in the Purchased Assets, shall be $4,600,000 and (ii) the Real Property relating to the Center at (a) Hilltop Lanes in Roanoke, Virginia shall be approximately $1,242,000, (b) Uni-versity Lanes in Charlotte, North Carolina shall be ap-proximately $1,490,000, and (c) Wantagh Lanes in Wantagh, New York shall be approximately $1,304,000.


                                   ARTICLE III

                       Closing and Closing Date Deliveries

                   Section 3.1 Closing Date. The term "Closing" as used herein shall refer to the actual conveyance, transfer, as-signment and delivery of the Purchased Assets to Buyer in ex-change for the payment pursuant to Section 2.3 of this Agree-ment, and it shall be deemed effective as of the opening of business on the Closing Date. Subject to Article X of this Agreement, and to the satisfaction or waiver of all of the con-ditions contained in Articles VIII and IX of this Agreement, the Closing shall take place at the offices of Wachtell, Lip-ton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m. local time on September 30, 1996, or if all of the conditions precedent set forth in Articles VIII and IX of this Agreement are not satisfied or waived by the appropriate party hereto by September 30, 1996, as soon as reasonably practicable after all of such conditions precedent are satisfied or waived, or at such other place and time or on such other date as is mu-tually agreed to in writing by the Company and Buyer (the "Closing Date").

                   Section 3.2 Closing Date Deliveries. At the Closing on the Closing Date:

                   (a)  The Company shall deliver to Buyer:

                        (i)  an Assignment and Assumption Agreement
              (the "Assignment and Assumption Agreement") in the form attached hereto as Exhibit B with respect to the Leases, conveying to Buyer the leasehold estate of the Company thereunder subject only to the Permitted Liens;










                       (ii) a Bill of Sale in the form of Exhibit C hereto, which shall convey and transfer the Purchased Assets which are personal property to Buyer, free and clear of all Liens other than Permitted Liens;

                      (iii) all such other bills of sale, lease as-signments, intellectual property assignments, contract assignments and other documents and instruments of sale, assignment, conveyance and transfer, as Buyer or its counsel may deem reasonably necessary or desirable in order to effect the transfer of the Purchased Assets to Buyer, including an assignment of all warranties and guaranties, if any, of manufacturers, suppliers and con-tractors in effect at the date of the Closing which re-late to the Real Property or the personal property which is among the Purchased Assets located thereon or used in connection therewith or with the business of the Cen-ters, together with originals of such documents to the extent in the possession of the Company or any of its Affiliates or Affiliates of the Stockholders (such as-signment may be general in nature and need not list or itemize specific warranties or guaranties, but in such event the Company shall cooperate with Buyer (at Buyer's expense with respect to out-of-pocket expenses) subse-quent to the Closing in connection with the identifica-tion of any such warranties or guaranties which may be-come applicable or enforceable, such agreement to sur-vive the Closing);

                       (iv)  a special warranty or bargain and sale
              without covenant deed or deeds (as applicable in accor-dance with conveyancing requirements in effect in the state in which an Owned Property is located) for the Owned Property to be conveyed to Buyer;

                        (v)  all third party consents and estoppel
              certificates obtained by the Company in accordance with this Agreement;

                       (vi) certified copies of minutes or unanimous written consents of the Board of Directors and stock-holders of the Company approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated under this Agreement;

                      (vii) originals, if available, or copies in the possession of the Company or any Affiliates of the Com-pany or of the Stockholders, of all certificates of oc-cupancy, licenses, permits, certifications and approvals










              required by law and issued by Governmental Authorities having jurisdiction over the Real Property;

                     (viii) assignments of (a) all of the Company's right, title and interest in all property damage claims relating to the Purchased Assets against insurance com-panies except for claims for damage that the Company has theretofore repaired; and (b) all of the Company's right, title and interest in all claims for awards by reasons of the taking of any portion of the Real Prop-erty in condemnation or eminent domain; and a good cer-tified or official bank check in the amount of such in-surance proceeds (and the amount of any deductibles) and condemnation awards received by the Company in payment in whole or in part of any of the aforementioned claims after August 31, 1995 and not applied to the restoration of the Purchased Assets;

                       (ix) as soon following the Closing as practi-cable but in any event within 10 days following the Closing Date, all records and files relating to the op-eration and maintenance of the Real Property (such rec-ords and files to include executed original counterparts of the applicable Lease, the Company's original counter-parts of all operating agreements, easement agreements, easements, subleases, license agreements, service con-tracts and other agreements relating to the use, occu-pancy, operation or maintenance of or otherwise affect-ing the Real Property, current tax bills, fuel bills, and current water, sewer, other utility bills, copies of all protests, pleadings and other relevant records re-lating to protests or proceedings with respect to Taxes, repair and maintenance records and the like which affect or relate to the Real Property);

                        (x) as soon following the Closing as practi-cable but in any event within 10 days following the Closing Date, a complete set of all plans, drawings, surveys, blueprints and specifications in the possession of the Company or any Affiliate of the Company or of any Stockholder relating to the buildings and improvements constituting part of the Real Property;

                       (xi)  certification that the Company is a
              "United States Person" as required under Section 1445 of the Code and a statement of the Company's taxpayer iden-tification number for federal income tax purposes; and

                      (xii) such other documents to be delivered by the Company hereunder, including without limitation, the









              documents to be delivered pursuant to Article VIII here-of, or as Buyer or its counsel may reasonably request to carry out the purposes of this Agreement.

                   (b)  Buyer shall deliver to the Company:

                        (i) the payment to be delivered by Buyer pur-suant to Section 2.3 of this Agreement;

                       (ii) certified copies of minutes or unanimous written consents of the Board of Directors of Buyer ap-proving the execution, delivery and performance of this Agreement and the consummation of the transactions con-templated under this Agreement;

                      (iii) an executed Assumption Agreement, pursu-ant to which Buyer shall assume the Assumed Liabilities, in substantially the form attached hereto as Exhibit D ("Assumption Agreement"); and

                       (iv) such other documents to be delivered by Buyer hereunder, including, without limitation, the doc-uments to be delivered pursuant to Article IX hereof, or as the Company or its counsel may reasonably request to carry out the purposes of this Agreement.

                   (c) Buyer shall deliver to the Escrow Agent the payment to be delivered to the Escrow Agent by Buyer pursuant to Section 2.3 of this Agreement.


                                   ARTICLE IV

                 Representations and Warranties of the Company

                   The Company hereby represents and warrants to Buyer as follows:

                   Section 4.1  Incorporation; Authorization; etc.
         (a) The Company is a corporation duly organized, validly ex-isting and in good standing under the laws of the jurisdic-tion of its incorporation. The Company has full power and authority to own its properties and assets and to carry on its business as it is now being conducted and is in good standing and is duly qualified to transact business in each jurisdiction in which the nature of the property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, individually or in the aggregate, could not reasonably be expected to have a









         Material Adverse Effect. Each jurisdiction in which the Com-pany is qualified to do business is set forth in Schedule 4.1(a).

                   (b) The Company has full corporate power to ex-ecute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party, the performance of its obligations here-under and thereunder and the consummation of the transactions contemplated hereby and thereby by the Company have been duly and validly authorized by all necessary corporate proceed-ings. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) except for those consents listed in Sched-ule 4.1(b) as required to be received at or prior to the Closing, conflict with, violate or constitute a default under any provision of, or be an event that is (or with the giving of notice or passage of time or both will result in) a viola-tion of or default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation or right un-der, or result in the imposition or creation of any Lien in or upon any of the Purchased Assets pursuant to, or require a consent or waiver or create a penalty or increase the Com-pany's payment or performance obligations under, any mort-gage, Lien, instrument, order, arbitration award, judgment or decree, or any contract, license, permit, commitment, agree-ment or arrangement, by which the Company or any of its prop-erty, including the Purchased Assets, is bound, or (iii) af-ter giving effect to the required consents listed on Schedule 4.9(b), violate or conflict with, or result in the imposition of any Lien (other than liens arising from Buyer's financing arrangements) upon any of the Purchased Assets pursuant to, any provision of statute, law, regulation, ordinance, rule, judgment, order, or decree of any federal, state, local or foreign court or tribunal (including any court or tribunal dealing with labor matters), governmental, regulatory or ad-ministrative agency, department, bureau, authority or com-mission or arbitral panel ("Governmental Authority") or any other material restriction of any kind or character to which the Company or any of its property, including any Purchased Asset, is or may be subject or by which any of them is or may be bound, that, in the case of clauses (ii) and (iii) of this











         Section 4.1(b), individually or in the aggregate, could rea-sonably be expected to have a Material Adverse Effect or pre-vent the consummation of the transactions contemplated hereby or by any of the Ancillary Agreements to which the Company is a party or otherwise impair the performance of the other ob-ligations of the Company under this Agreement or any of the Ancillary Agreements to which it is a party. This Agreement has been, and on the Closing Date each of the Ancillary Agreements to which it is a party will be, duly executed and delivered by the Company and, assuming the due execution hereof and thereof by Buyer, this Agreement constitutes, and on the Closing Date each of the Ancillary Agreements to which it is a party will constitute, the legal, valid and binding obligations of the Company, each enforceable against the Com-pany in accordance with its terms.

                   (c) The Company has delivered or caused to be de-livered to Buyer complete and correct copies of the Certifi-cate of Incorporation and By-Laws of the Company.

                   Section 4.2 Capitalization; Structure. (a) All of the outstanding shares of the Company are owned benefi-cially and of record by the Stockholders. The authorized capital stock of the Company and the amount of such stock which is outstanding is as set forth in Schedule 4.2(a). All of the outstanding shares of capital stock of the Company, as listed on Schedule 4.2(a), are validly issued, fully paid and nonassessable and owned by the Persons and in the respective amounts set forth in Schedule 4.2(a).

                   (b) The Company has no subsidiaries or investments or interests in the stock or other equity interests of any other Person (except marketable securities of Persons not controlled by the Company, shares of money market or other funds, ownership of 40 percent of the outstanding capital stock of Regal Lanes, Inc. and other investments which do not fall within the definition of "Purchased Assets" and which are not related to the Business).

                   Section 4.3 Financial Statements. (a) Attached hereto as Schedule 4.3 are true and complete copies of the financial statements of the Company for the fiscal years end-ing August 31, 1993, 1994 and 1995 and for the eleven-month period ended July 31, 1996, including audited balance sheets as of August 31, 1995, August 31, 1994 and August 31, 1993, and an unaudited balance sheet as of July 31, 1996, and the audited statements of income and statements of cash flow for the fiscal-year periods ended August 31, 1995, August 31, 1994 and August 31, 1993, and the unaudited statement of in-come and statement of cash flow for the eleven-month period









         ended July 31, 1996 (such financial statements, collectively, the "Financial Statements"). "Balance Sheet" shall refer to the audited balance sheet as of August 31, 1995. "Most Re-cent Financial Statements" shall mean the Balance Sheet and the audited statements of income and statements of cash flow for the fiscal year period ended August 31, 1995.

                   (b) The Financial Statements present fairly the financial position and results of operations and cash flows of the Company for the respective periods or as of the re-spective dates set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied (except as otherwise indicated therein or in Schedule 4.3, and except with respect to those dated as of or for the eleven-month period ending July 31, 1996, which will be subject to year-end adjustments consis-tent with those adjustments made to the Company's financial statements as of or for the fiscal year ended August 31,
         1996). The Financial Statements have been prepared from and in accordance with the books and records of the Company.

                   (c) The income statements and revenue and cash flow information provided by the Company to Buyer and at-tached hereto as Schedule 4.3(c) fairly present, in all mate-rial respects, the results of operations of the Centers, as of the dates and periods and as otherwise provided therein, and are consistent in all material respects with the finan-cial information relating to the Centers and the Purchased Assets included in the Financial Statements with respect to the same periods and dates as provided therein.

                   Section 4.4 Real Properties. (a) Schedule 4.4(a) sets forth a list of all real property owned in fee by the Company and which are included in the Purchased Assets (indi-vidually, an "Owned Property" and, collectively, the "Owned Properties"). Except as set forth on Schedule 4.4(a) or
         Schedule 4.4(b), (i) no Affiliate of the Company or of any Stockholder owns or has any interest in any of the Owned Property or Leased Real Estate or in any other real property used or useful in conducting the business of the Centers or contiguous to any such property and (ii) the Company does not own or have any interest in any real property contiguous to any of the Owned Property or Leased Real Estate. Except as set forth on Schedule 4.4(a), the Company has good and mar-ketable fee title to each Owned Property, including the buildings, structures and other improvements located thereon, in each case free and clear of all mortgages, liens, claims, charges, security interests, easements, restrictive cove-nants, rights-of-way, leases, purchase agreements, options and other encumbrances and agreements ("Liens"), except (i)









         (A) platting, subdivision, zoning, building and other similar legal requirements which are not violated by the buildings, structures and other improvements located thereon, (B) ease-ments, restrictive covenants, rights-of-way, non-material leases, encroachments and other encumbrances and agreements (other than contracts or options pursuant to which any Owned Property is or may be required to be sold), whether or not of record, (C) reservations of coal, oil, gas, minerals and min-eral interests, whether or not of record, and (D) minor im-perfections of title to such Owned Property, if any, which are not substantial in nature, do not affect in any material respect the current use of the Owned Property to which they relate and do not contain any conditions or rights of reentry or forfeiture under which title to the Company can be cut off, subordinated or otherwise disturbed with respect to such Owned Property, none of which items set forth in this clause
         (i) individually or in the aggregate, could reasonably be ex-pected to have a Material Adverse Effect or a material ad-verse effect on the value of such Owned Property or on the right or ability of Buyer to use such Owned Property for the purposes to which it is presently devoted; (ii) mechanics', materialmen's, carriers', workmen's, warehousemen's, repair-men's, landlords' or other like liens securing obligations that are not delinquent or, if delinquent, that are being contested in good faith and in respect of which the Company has created adequate reserves and which have been bonded; and
         (iii) liens for Taxes and other governmental charges, assess-ments or fees which are not yet due and payable (the items described in clauses (i) through (iii) are collectively re-ferred to herein as "Permitted Liens"). The foregoing not-withstanding, the term "Permitted Liens" shall not include
         (1) notices of pendency or (2) general exceptions for rights of Persons in possession, existing tenancies and liens for work performed at or materials supplied to an Owned Property, and such other general exceptions to title which would be omitted customarily in the sale of commercial real property upon presentation by the Company of an affidavit of title in the form customarily employed in the jurisdiction in which such Owned Property is located. Except as disclosed or re-ferred to on Schedule 4.4(a), there are no condemnations or eminent domain (which term, as used herein, shall include other compulsory acquisitions or takings by Governmental Au-thorities) proceedings pending or, to the knowledge of the Company, threatened against any Owned Property or any mate-rial portion thereof. Except as disclosed in Schedule 4.4(a), the Company has not received any notice from any city, village or other Governmental Authority of any zoning, ordinance, land use, building, fire or health code or other legal violation in respect of any Owned Property, other than violations which have been corrected or which, individually









         or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the value of such Owned Property or on the right or ability of Buyer to use such Owned Property for the purposes to which it is presently devoted. The Company does not have any knowl-edge of any structural defects relating to the Owned Prop-erty, except for such structural defects which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the value of the affected Owned Property or on the right or abil-ity of Buyer to use such Owned Property for the purposes to which it is presently devoted; provided that the Company does not make any representation with respect to any occurrences
         (i) resulting in connection with any such structural defect to the extent such occurrence is caused by Buyer's failure to maintain such Owned Property in a manner that a reasonable operator of a similar business would maintain such property or (ii) caused by unusual weather conditions that affect buildings of a similar size, built for a similar use and of a similar age to substantially the same extent (provided that such occurrences are not the result of the Company's failure to maintain such property prior to the Closing in a manner that a reasonable operator of a similar business would main-tain such property).

                   (b) Schedule 4.4(b) lists all real property (in-cluding all land and buildings) which are among the Purchased Assets and which are leased by the Company as lessee (the "Leased Real Estate"). The Company has delivered or caused to be delivered to Buyer complete and accurate copies of the written leases and subleases which are described in Schedule 4.4(b). Except as disclosed in Schedule 4.4(b), the Company has not received written notice of condemnation or eminent domain proceedings pending or threatened against any Leased Real Estate property. Except as disclosed in Schedule 4.4(b), the Company has not received any notice from any city, village or other Governmental Authority of any zoning, ordinance, building, fire or health code or other legal vio-lation in respect of any Leased Real Estate, other than vio-lations which have been corrected or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the value of such Leased Real Estate property or on the right or ability of Buyer to use such Leased Real Estate property for the purposes to which it is presently devoted. The Company does not have any knowledge of any structural defects relat-ing to any Leased Real Estate, except for such structural de-fects which, individually or in the aggregate, could not rea-sonably be expected to have a Material Adverse Effect or a material adverse effect on the value of the affected Leased









         Real Estate property or on the right or ability of Buyer to use such Leased Real Estate property for the purposes to which it is presently devoted; provided that the Company does not make any representation with respect to any occurrences
         (i) resulting in connection with any such structural defect to the extent such occurrence is caused by Buyer's failure to maintain such Leased Real Estate property in a manner that a reasonable operator of a similar business would maintain such property or (ii) caused by unusual weather conditions that affect buildings of a similar size, built for a similar use and of a similar age to substantially the same extent (pro-vided that such occurrences are not the result of the Company's failure to maintain such property prior to the Closing in a manner that a reasonable operator of a similar business would maintain such property). Other than for ex-ceptions to the following which are set forth in Schedule 4.4(b) or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the value of any Leased Real Es-tate property or on the right or ability of Buyer to use such Leased Real Estate property for the purposes to which it is presently devoted:

                        (i)  the leases relating to the Leased Real
              Estate (the "Leases") are in full force and effect and are valid, binding and enforceable in accordance with their respective terms;

                       (ii) no amount payable under any Lease is past due;

                      (iii) the Company is in compliance in all mate-rial respects with all commitments and obligations on its part to be performed or observed under such Lease and is not aware of the failure by any other party to such Leases to comply in all material respects with all of its commitments and obligations;

                       (iv) the Company has not received any written notice (A) of a default (which has not been cured), off-set or counterclaim under any Lease, or, to the knowl-edge of the Company, any other communication calling upon it to comply with any provision of any Lease or as-serting noncompliance, or asserting the Company has wai-ved or altered its rights thereunder, and no event or condition has happened or presently exists which consti-tutes a default or, after notice or lapse of time or both, would constitute a default under any Lease on the part of the Company or, to the knowledge of the Company, any other party, or (B) of any Action against any party









              under any Lease which if adversely determined would re-sult in such Lease being terminated or cut off;

                        (v) the Company has not assigned, mortgaged, pledged or otherwise encumbered its interest, if any, under any Lease, except for assignments, mortgages, pledges or other encumbrances which constitute Permitted Liens; and

                       (vi) the Company has exercised within the time prescribed in each Lease any option provided therein to extend or renew the term thereof.

                   (c) Except as set forth in Schedule 4.4(a), Sched-ule 4.4(b) or Schedule 4.4(c), the Owned Properties and the Leased Real Estate constitute, in the aggregate, all of the real property used or useful to conduct the business of the Centers in the manner in which such Business was conducted during the fiscal year ending August 31, 1995 and since such time.

                   Section 4.5 Tangible Personal Property; Suffi-ciency of Assets. (a) The Company has good and valid title to all tangible personal property which it owns or uses in the operation of the Centers and which is among the Purchased Assets, including all such tangible personal property re-flected in the Balance Sheet as being owned by the Company except (x) for personal property leased (exclusive of any capitalized Leases) by the Company pursuant to written agree-ments identified on Schedule 4.5(a) and (y) for such tangible personal property disposed of to third parties since August 31, 1995 in the ordinary course of business, consistent with past practice and which disposals, individually or in the ag-gregate, could not reasonably be expected to have a Material Adverse Effect, in each case free and clear of all Liens, ex-cept (i) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's or other like Liens securing obligations that are not delinquent; (ii) Liens for Taxes and other governmental charges which are not due and payable or which may be paid without penalty; (iii) purchase money liens securing the purchase price of the related per-sonal property listed as purchase money liens on Schedule 4.5(a), all of which will be removed at or prior to the Clos-ing; (iv) other Liens, if any, set forth in Schedule 4.5(a); and (v) Liens, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.5(a), none of the tangible personal property which is used in the business of the Cen-ters is leased by the Company. The tangible Purchased Assets are in good working order, reasonable wear and tear excepted,









         and are suitable for the use for which they are intended in all material respects.

                   (b) Except as set forth in Schedule 4.5(b) hereto, the tangible personal property of the Company which is cur-rently used or useful in the business of the Centers and owned by the Company and included in the Purchased Assets is, in the aggregate, all of the tangible personal property used or useful to conduct such business in the manner in which such business was conducted during the fiscal year ending Au-gust 31, 1995 and since such time, except for additions thereto and deletions therefrom in the ordinary course of business and consistent with past practice and which could not reasonably be expected to have a Material Adverse Effect.

                   (c) Except as disclosed in Schedule 4.5(c) to this Agreement, at the Closing, as contemplated by this Agreement, the Company will deliver to Buyer good and marketable title to the Real Property and good and valid title to all personal property included in the Purchased Assets free and clear of any Liens, except for Permitted Liens and, upon the acqui-sition of the Purchased Assets pursuant to this Agreement, the Buyer will own or have valid rights (subject to any in-terim management or service agreements entered into as con-templated by Section 7.2(a) with respect to the sale and ser-vice of alcoholic beverages and to gaming, lottery and gam-bling activities) to use all of the rights, facilities, as-sets, properties and interests which are used or useful in, and are sufficient for, the operation, in all material re-spects, of the business of the Centers as they are currently being operated and conducted.

                   Section 4.6 Absence of Certain Changes. Except as disclosed in Schedules 4.6 and 7.5 hereto, since August 31, 1995 the Company has conducted the business of the Centers in the ordinary course of business consistent with past practice and there has been no change in, or any development since the date of this Agreement which, individually or in the aggre-gate, could reasonably be expected to have a Material Adverse Effect. In addition, except as disclosed in Schedules 4.6 and 7.5, since August 31, 1995: (i) there has been no physi-cal damage, destruction, loss or abandonment (without regard to whether any such damage, destruction, loss or abandonment is covered by insurance) that, individually or in the aggre-gate, could reasonably be expected to have a Material Adverse Effect; (ii) the Company has not taken any action which, if taken from the date hereof through the Closing, would violate
         Section 7.5(c), (k)(i), (k)(iv) or (l) (and there have been no changes in accounting methods or practices referred to in
         Section 7.5(f)); and (iii) the Company has not entered into









         any agreement to do any of the things previously described in this Section 4.6.

                   Section 4.7 Litigation; Orders. Except as dis-closed in Schedule 4.7 hereto, there are no Actions pending or, to the knowledge of the Company, threatened or claims as-serted against the Company that, individually or in the ag-gregate, could reasonably be expected to have a Material Ad-verse Effect or in which the complaint or claim specifically seeks to prohibit or otherwise impair the consummation of this Agreement or the Ancillary Agreements or the transac-tions contemplated hereby or thereby. Except as disclosed in
         Schedule 4.7 hereto, there are no judgments or outstanding orders, injunctions, decrees, stipulations, settlement agree-ments, citations, fines, penalties or awards or, to the knowledge of the Company, against or binding upon the Company or any properties included in the Purchased Assets or the business of the Centers that, individually or in the aggre-gate, could reasonably be expected to have a Material Adverse Effect or prohibit or otherwise impair the consummation of this Agreement or the Ancillary Agreements or the transac-tions contemplated hereby or by the Ancillary Agreements. Except as set forth in Schedule 4.7, there is no material Ac-tion by the Company pending against any other Person with re-spect to the business of the Centers or the Purchased Assets.

                   Section 4.8 Intellectual Property. Schedule 4.8 sets forth a true and complete list of all patents, copy-rights, trademarks, trade names, trade secrets (including formulae), service marks, or brand name registrations and copyright registrations, and all other material intellectual property rights, and all pending applications to be filed, if any, therefor owned by the Company and/or utilized or re-quired in the business and operation of the Centers or in connection with the Purchased Assets (collectively, the "Com-pany Intellectual Property"), together with a summary de-scription and, to the extent applicable, full information in respect of the filing, registration or issuance thereof. No other patents, trademarks, trade names, trade secrets (in-cluding formulae) service marks, brand names, copyrights, li-censes, applications or other intellectual property rights are necessary for the conduct of the business of the Centers. To the knowledge of the Company, the ownership and operation by the Company of the Centers, as presently owned and oper-ated, does not infringe upon or conflict in any respect with any patent, trademark, tradename, service mark, brand name, copyright or other intellectual property rights of any other Person, and to the knowledge of the Company no other Person is infringing upon any such rights of the Company.










                   Section 4.9 Licenses, Approvals, Other Authoriza-tions, Consents, Reports, etc. (a) The Company possesses or has been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approv-als, certificates, franchises, orders, qualifications, autho-rizations and waivers of any Governmental Authority necessary to entitle it presently to conduct the business of the Cen-ters in the manner in which it is presently being conducted (the "Licenses"), except as set forth in Schedule 4.9(a)(1) and except those Licenses whose failure to possess or have granted, individually or in the aggregate, could not reason-ably be expected to have a Material Adverse Effect or give rise to any material fine or any criminal liability or any other material civil penalties. Schedule 4.9(a)(2) lists (i) all licenses to serve or sell alcoholic beverages which have been granted to the Company and are used in the business of the Centers (the "Company Liquor Licenses") and (ii) all gam-ing, lottery and gambling licenses which have been granted to the Company and/or are used in the business of the Centers, together with all such licenses not owned by the Company but used in the business of the Centers ("Company Gaming Licens-es"). Except as noted in Schedule 4.9(a)(3), (i) all of the Company Liquor Licenses and Company Gaming Licenses are in full force and effect and (ii) all of the Licenses (excluding the Company Liquor Licenses and Company Gaming Licenses) are in full force and effect except for those covered by this clause (ii) whose failure to be in full force and effect, in-dividually or in the aggregate, could not reasonably be ex-pected to have a Material Adverse Effect. Except as noted in
         Schedule 4.9(a)(4), no Action is pending or, to the Company's knowledge, threatened seeking the revocation or limitation of
         (i) any of the Company Liquor Licenses or Company Gaming Li-censes or (ii) any License (excluding the Company Liquor Li-censes or Company Gaming Licenses) that, in the case of Li-censes covered by this clause (ii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                   (b) Schedule 4.9(b) hereto contains a list of all material registrations, filings, applications, certifica-tions, notices, consents, licenses, permits, approvals, cer-tificates, franchises, orders, qualifications, authorizations and waivers required to be made, filed, given or obtained by the Company, any Affiliate of the Company (including MJR) and the Centers, with, to or from any Governmental Authority in connection with the consummation and/or performance of this Agreement and the Ancillary Agreements.

                   (c) Schedule 4.9(c) lists all entities other than the Company ("Concession Entities") that hold licenses to









         serve or sell alcoholic beverages in locations on the pre-mises of the Centers or associated with or contiguous to the facilities operated by the Company in connection with the business of the Centers. Schedule 4.9(c) also lists all man-agement agreements, leases and other significant agreements or arrangements relating to the relationships between the Company, on the one hand, and the Concession Entities, on the other hand (complete and correct copies of which (or descrip-tions of oral arrangements, to the extent material) have been provided to Buyer). Except as disclosed on Schedule 4.9(c), all such agreements are in full force and effect, legal, valid and binding and enforceable against the Company and, to the knowledge of the Company, each other Concession Entity or other party thereto in accordance with their terms, subject, as to enforceability against each Concession Entity, to bank-ruptcy, moratorium or other insolvency laws and to equitable principles of general application (regardless if enforcement is sought at law or in equity).

                   Section 4.10 Labor Matters. Schedule 4.10 hereto sets forth a list of all collective bargaining or other agreements with labor unions, trade unions, employee repre-sentatives, work committees, guilds or associations repre-senting employees of the Company and the respective current expiration dates thereof. As of the date hereof, no work stoppage against the Company is pending or, to the Company's knowledge, threatened. Except as disclosed on Schedule 4.7, the Company is not, and since January 1, 1993 has not been, involved in or, to the Company's knowledge, currently threat-ened with, any labor dispute, arbitration, lawsuit, grievance or administrative proceeding (other than immaterial griev-ances), relating to labor matters involving any current or former employee that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.10, to the knowledge of the Company, no union or association organizing or election ac-tivities involving any nonunion employees of the Company are in progress.

                   Section 4.11 Compliance with Laws. Except as may be disclosed on Schedule 4.11, the conduct of the business of the Centers by the Company is, and the Purchased Assets are, in compliance and, to the knowledge of the Company, has been in compliance with all statutes, laws, regulations, ordi-nances, rules, judgments, orders or decrees, applicable thereto or to the Centers or the Purchased Assets, except for violations or failures so to comply, if any, that, individu-ally or in the aggregate, could not reasonably be expected to











         have a Material Adverse Effect.  Except as set forth on
         Schedule 4.11, the Company has not received any written no-tice of or, to the knowledge of the Company, any other com-munication relating to, any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any Governmental Authority, or of any investigation with respect thereto, applicable to the Company or to the Pur-chased Assets which has not been satisfactorily addressed ex-cept for violations, if any, that, individually or in the ag-gregate, could not reasonably be expected to have a Material Adverse Effect and could not reasonably be expected to give rise to material fines or other material civil penalties or any criminal liabilities.

                   Section 4.12 Insurance. The Company is covered by valid and currently effective insurance policies issued in favor of the Company that are customary for privately-owned companies of similar size and financial condition in the in-dustry and locale in which it operates. Schedule 4.12 lists all insurance policies which are in effect covering the Cen-ters, the Purchased Assets and the Company and its employees and Schedule 4.12 lists each of the parties to such policies. Except as set forth on Schedule 4.12, all such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied with the provisions of such policies, except for failures to be in full force and effect, to pay premiums and to comply which, individually or in the aggregate, could not reasonably be expected to have a Mate-rial Adverse Effect. The Company has not received any writ-ten notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Centers or the Purchased Assets that there will be a cancellation or non-renewal of existing policies or binders, or that alter-ation of any equipment or any improvements to real estate oc-cupied by or leased to or by the Company in connection with the Centers or the Purchased Assets, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

                   Section 4.13 Contracts. (a) Schedule 4.13(a) sets forth a list of those contracts to which the Company is now a party that the Company will terminate, pursuant to Sec-tion 7.6, effective on or prior to the Closing Date or, to the extent set forth in Schedule 4.13(a), effective as of the date after the Closing Date indicated on Schedule 4.13(a) (those being terminated effective as of such date after the Closing Date being the "Prepaid Contracts"), as appropriate, and, in each case, for which the Company shall be solely re-sponsible and pursuant to which Buyer shall have no Liabil-ities (collectively, the "Terminated Contracts").









                   (b) Except for the Terminated Contracts or as set forth on Schedule 4.13(b) hereto, as of the date hereof, in connection with the operation of the Centers or the Purchased Assets, the Company is not a party to or bound by any written or oral (a) employment or consulting agreement or contract (in the case of oral agreements or contracts, excluding those which are terminable at will without any additional expense other than the payment of previously accrued compensation);
         (b) joint venture or partnership contract or agreement; (c) contract or agreement restricting the right of the Company to compete in any way with any other Person, which would apply to Buyer after the Closing; (d)(i) agreement or contract cre-ating, evidencing or securing obligations for borrowed money,
         (ii) purchase money indebtedness, (iii) any guarantee or as-sumption of an obligation for borrowed money or purchase money indebtedness or other obligations of reimbursement of any maker of a letter of credit or any guaranty of minimum equity or capital or any make-whole or similar agreement,
         (iv) any loan or extension of credit by the Company or (v) bankers acceptance; (e) agreement or contract relating to any outstanding commitment for capital expenditures; (f) other than as set forth on Schedule 4.8, licenses, whether as li-censor or licensee, of any intellectual property; (g) other than as set forth on Schedule 4.4(b) or Schedule 4.5(a), ma-terial lease, sublease or option relating to real or personal property; (h) service agreement relating to the Purchased As-sets or the Centers; (i) capitalized lease or sale-leaseback or material conditional sale agreement; (j) contracts relat-ing to league bowling the original term of which was more than one year (other than such contracts which have original terms of two years (but not more) provided such contracts that have remaining terms in excess of one year do not ex-ceed, in the aggregate, 3% of both (1) the aggregate number of all contracts relating to league bowling and (2) the ag-gregate gross revenues of all contracts relating to league bowling) or which can be extended or renewed automatically or by any party thereto; (k) lease, contract, license, commit-ment, agreement or arrangement to be assumed by Buyer pursu-ant to Section 2.4(a) hereof, which (i) is not terminable by the Company, and/or after the Closing will not be terminable by Buyer, upon less than 31 days' notice or (ii) has a re-maining term of more than one year and is subject to auto-matic renewal; (l) any lease, contract, license, commitment, agreement or arrangement pursuant to which the Company per-mits the operation of snack bars and/or pro shops; (m) exclu-sive dealing, requirements or take-or-pay contracts; (n) any brokerage or finders fee agreements; or (o) other lease, con-tract, license, commitment, agreement or arrangement, entered into other than in the ordinary course of business, involving an estimated total future payment or payments in excess of









         $5,000. Except as set forth on Schedule 4.13(b) hereto, each contract or agreement set forth on Schedule 4.13(b) hereto is in full force and effect, and, to the Company's knowledge is legal, valid and binding and enforceable against each other Person a party thereto, subject, as to enforceability against each such other Person, to bankruptcy, moratorium or other insolvency laws and to equitable principles of general ap-plication (regardless if enforcement is sought at law or in equity). Except as set forth in Schedule 4.13(b) hereto, neither the Company, nor, to the Company's knowledge, is any other party to any such lease, contract, commitment, agree-ment or arrangement, in breach thereof or default thereunder and there does not exist under any provision thereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by the Com-pany or, to the Company's knowledge, by any other party to any such contract or agreement, except for such breaches, de-faults and events as to which requisite waivers or consents have been obtained or which, individually or in the aggre-gate, could not reasonably be expected to have a Material Ad-verse Effect. The Company has delivered to Buyer true and correct copies of each of the written leases, contracts, li-censes, commitments, agreements or arrangements or provided written summaries of any of the oral leases, contracts, li-censes, commitments, agreements or arrangements set forth on Schedules 4.10 and 4.13(a) and (b).

                   (c) At the Closing, the Company will assign all of its rights to the Prior Noncompetition Agreement to Buyer and all of the rights of the Company under the Prior Noncompeti-tion Agreement shall inure to the benefit of Buyer during the full period provided for by the terms thereof (as if Buyer were the Company thereunder) and the Company shall be permit-ted to, and shall, enforce such Agreement for the benefit of Buyer for such full period, and, in addition, Buyer shall be entitled to the benefit of any damages, and to any rights of specific performance, the Company would have been entitled to had such enforcement been for the benefit of the Company.

                   Section 4.14 Brokers, Finders, etc. None of the Company or any Affiliate of the Company has employed, or is subject to any valid claim of, any broker, finder, or other similar intermediary in connection with the transactions con-templated by this Agreement who might be entitled to a fee or commission in connection with such transactions. Buyer does not have and will not have any obligation to pay any fee or expense of any broker, finder or similar intermediary on be-half of the Company with respect to the transactions contem-plated by this Agreement.










                   Section 4.15 Affiliate Transactions. Except as disclosed on Schedule 4.15 hereto, (i) no Affiliate of the Company or of any Stockholder provides or causes to be pro-vided and, since August 31, 1995, has provided or caused to be provided, to the Company any assets, loans, advances, ser-vices or facilities used in or relating to the Centers or the Purchased Assets and (ii) the Company does not provide or cause to be provided, and, since August 31, 1995, has not provided or caused to be provided, to any such Affiliate of the Company or of any Stockholder any assets, loans, ad-vances, services or facilities used in or relating to the Centers or the Purchased Assets. Except as disclosed in
         Schedule 4.15 hereto, (i) the Company does not purchase from or sell to, and, since August 31, 1995, has not purchased from or sold to, Affiliates of the Company or of the Stock-holders goods or services used in or relating to the Centers or the Purchased Assets, (ii) the Company jointly with any Affiliate of the Company or of any Stockholder does not pur-chase or sell and, since August 31, 1995, has not purchased or sold goods or services used in or relating to the Centers or the Purchased Assets and (iii) the Company does not have, and, since August 31, 1995, has not had, any other signifi-cant business relationships with any Affiliate of the Company or of any Stockholder. The Stockholders (other than Eileen Pettus) have advised the Company, for the benefit of Buyer, that they will enter into the Non-Competition Agreements in connection with the Closing.

                   Section 4.16 Environmental Compliance. (a) For purposes of this Section 4.16, (i) "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic sub-stance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by or under any Environmental Law; (ii) "Environmental Law" means the Comprehensive Envi-ronmental Response, Compensation and Liability Act, 42 U.S.C.
         Section 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C.
         Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C.
         Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C.
         Section 300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Oc-cupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., in each case as amended from time to time and all regulations












         promulgated thereunder, and any other statute, law, regula-tion, ordinance, by-law, rule, judgment, order, decree or di-rective of any Governmental Authority dealing with the pollu-tion or protection of natural resources or the indoor or am-bient environment or with the protection of human health or safety; and (iii) "RCRA Hazardous Waste" means a solid waste that is listed or classified as a hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

                   (b) Except as set forth on Schedule 4.16(b), there are no claims pending or, to the knowledge of the Company, threatened, and the Company has not received any written or, to the knowledge of the Company, oral notice, alleging, warn-ing or notifying the Company that any Real Property, Centers and/or Purchased Assets is, has been or may be in violation of or in noncompliance with any Environmental Law.

                   (c) Except as set forth in Schedule 4.16(c), to the knowledge of the Company, no Hazardous Substances are now present in amounts, concentrations or conditions requiring removal, remediation or any other response, action or correc-tive action under, or forming the basis of a claim pursuant to, any Environmental Law, in, on, from or under the Real Property or the Centers.

                   (d) Except as set forth in Schedule 4.16(d), the Real Property is not being used in connection with the busi-ness of manufacturing, storing or transporting Hazardous Sub-stances, and no RCRA Hazardous Wastes are being treated, stored or disposed of there in violation of any Environmental Law.

                   (e) Except as set forth in Schedule 4.16(e), to the knowledge of the Company, there are no underground stor-age tanks or other containment facilities of any kind on the Real Property which contain or contained any Hazardous Sub-stances.

                   (f) Schedule 4.16(f) identifies, and the Company has provided to Buyer, true and correct copies of, all envi-ronmental audits or assessments, analyses of soil, groundwa-ter, indoor and outdoor air, sediment, surface water and as-bestos containing materials conducted on or after January 1, 1993 relating in whole or in part to the Company, the Centers and/or the Purchased Assets undertaken by or on behalf of any of the Company or any of its Affiliates, and any written com-munications received by the Company since January 1, 1993 from any Governmental Authorities relating in whole or in










         part to the Centers and/or the Purchased Assets which de-scribe the status of any Real Property or the compliance of the owners, operators or lessees thereof with respect to any Environmental Law.

                   Section 4.17 Video Games. Schedule 4.17(a) sets forth a list of the video, amusement and arcade games owned or used by the Company in connection with the business of the Centers on the date hereof, all of which are included in the Purchased Assets. Except as set forth on Schedule 4.17(b), the Company owns all video and arcade games used in the busi-ness of the Centers. Schedule 4.17(c) sets forth all pur-chase orders for arcade, amusement or video games outstanding as of the date hereof all obligations in respect of which outstanding as of the Closing Date shall constitute Assumed Liabilities.

                   Section 4.18 Undisclosed Liabilities. Except (i) as disclosed in Schedule 4.18 hereto, (ii) as and to the ex-tent disclosed or reserved against on the Balance Sheet or identified in the notes thereto, and (iii) as incurred after the date of the Balance Sheet in the ordinary course of busi-ness of the Company consistent with prior practice and not prohibited by this Agreement and, in such case, as and to the extent reflected in the Company's accounting records, which items referred to in this clauses (iii), individually or in the aggregate, could not reasonably be expected to have a Ma-terial Adverse Effect, the Company does not have any Liabil-ities relating to the Purchased Assets or the operation of the Centers, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
         All Liabilities assumed by Buyer hereunder are Assumed Li-abilities and, except as expressly set forth on Schedule 2.4(a), are reflected in the full amount thereof on the books and records of the Company.

                   Section 4.19 Inventory. All of the inventory of the Company consists of a quality and quantity reasonably us-able and saleable in the ordinary course of business consis-tent with past practice, subject to normal and customary al-lowances for spoilage, damage and outdated items reflected on the books and records of the Company. All items included in the inventory of the Company are the property of the Company, free and clear of any Lien, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any law.

                   Section 4.20 Disclosure. None of the representa-tions and warranties contained in this Article IV (including









         the Schedules hereto) contains any untrue statement of a ma-terial fact or omits to state a material fact necessary, in light of the circumstances under which it was made, to make any such statement not misleading.

                   Section 4.21 Nonforeign Certification. The Com-pany is not a "foreign person" within the meaning of Section 1445 of the Code.


                                   ARTICLE V

                    Representations and Warranties of Buyer

                   Buyer hereby represents and warrants to the Company as follows:

                   Section 5.1 Incorporation; Authorization; etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. Buyer has full corporate power to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Buyer has been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceed-ings on the part of Buyer are necessary therefor. Other than as contemplated by Section 5.2 or those consents listed on
         Schedule 5.2 as required to be received at or prior to the Closing, the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party will not (i) violate or conflict with any pro-vision of the Certificate of Incorporation or By-Laws of Buyer, (ii) conflict with, violate or constitute a default under any provision of, or be an event that is (or with the giving of notice or passage of time or both will result in) a violation of or default under, or result in the acceleration of or entitle any party to accelerate (whether after the giv-ing of notice or lapse of time or both) any obligation or right under, or result in the imposition or creation of any Lien in or upon any of Buyer's assets or properties pursuant to, or require a consent or waiver or create a penalty or in-crease Buyer's payment or performance obligations under, any mortgage, Lien, lease, instrument, order, arbitration award, judgment or decree, or any material lease, contract, license, commitment, agreement, arrangement or permit, by which Buyer









         or any of its property is bound, or (iii) after giving effect to the consents contemplated by Section 5.2, violate or con-flict with any provision of statute, law, regulation, ordi-nance, rule, judgment, order, injunction or decree of any Governmental Authority or any other material restriction of any kind or character to which Buyer or any of its property is or may be subject or by which any of them is or may be bound, that, in the case of clauses (ii) and (iii) of this
         Section 5.1, individually or in the aggregate, could reason-ably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby or would otherwise impair the performance of the other obliga-tions of Buyer under this Agreement or any of the Ancillary Agreements to which it is a party. This Agreement has been, and on the Closing Date each of the Ancillary Agreements to which it is a party will be, duly executed and delivered by Buyer, and, assuming the due execution hereof and thereof by the Company and any other party thereto, this Agreement con-stitutes, and on the Closing Date each of the Ancillary Agreements to which it is a party will constitute, the legal, valid and binding obligations of Buyer, each enforceable against Buyer in accordance with its respective terms.

                   Section 5.2 Licenses, Approvals, Other Authoriza-tions, Consents, Reports, etc. Schedule 5.2 hereto contains a list of all registrations, filings, applications, certifi-cations, notices, consents, licenses, permits, approvals, franchises, orders, qualifications, authorizations and waiv-ers required to be made, filed, given or obtained by Buyer or any of its Affiliates with, to or from any Governmental Au-thority in connection with the consummation and/or perfor-mance of the obligations of Buyer under this Agreement and the Ancillary Agreements to which it is a party except for those (i) licenses relating to the sale and service of alcoholic beverages or gaming, gambling or lottery activities, or
         (ii) the failure to make, file, give or obtain which, indi-vidually or in the aggregate, could not reasonably be ex-pected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby or would otherwise prevent the performance of the obligations of Buyer under this Agreement and each of the Ancillary Agreements to which it is a party. To Buyer's knowledge, in connection with the operation of the Centers, Buyer will not be required to obtain any licenses to serve or sell alcoholic beverages or to conduct gaming, lottery or gambling activities in the same manner as the Company currently conducts such activi-ties, other than substantially the same licenses as the Com-pany Liquor Licenses and the Company Gaming Licenses.

                   Section 5.3 Brokers, Finders, etc. Buyer has not employed, nor is subject to any valid claim of, any broker,









         finder, or other similar intermediary in connection with the transactions contemplated by this Agreement who might be en-titled to a fee or commission in connection with such trans-actions. The Company and its Affiliates do not have and will not have any obligation to pay any fee or expense of any bro-ker, finder or similar intermediary on behalf of Buyer with respect to the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                Employee Matters

                   Section 6.1 Offers of Employment. (a) Buyer shall on or prior to the Closing Date offer employment to the employees listed on a Schedule to be delivered by Buyer to the Company prior to Closing upon such terms as the Buyer shall in its sole discretion determine to be appropriate.
         Any employees on such Schedule who accept such offer and com-mence employment with Buyer on the Closing Date shall be re-ferred to as "Buyer Employees." The Company shall retain, and be solely responsible for, all benefits, compensation and other obligations payable to Buyer Employees, and other em-ployees of the Company and the Company Affiliates, with re-spect to services performed, and claims incurred, in each case, prior to the Closing (including any severance payable to Buyer Employees or other employees formerly employed by the Company) under any welfare plan, pension plan, deferred compensation plan, stock based plans, employee benefit pen-sion plans (as defined under ERISA) or any other plans, con-tracts, agreements, policies or arrangements related to com-pensation, severance or other employee benefits that are adopted, sponsored, maintained or contributed to by the Com-pany or the Company Affiliates. For purposes of this Section 6.1, disability claims are incurred on the date on which the disability was incurred or, in the case of a disability which is not incurred on a single, identifiable date, the date on which the disability was diagnosed; medical and dental ser-vices are incurred when an individual is provided with medi-cal or dental care; death benefit claims are incurred at the time of death of the insured notwithstanding any other provi-sion of any welfare benefit plan to the contrary. The Com-pany shall be responsible for all qualifying events under CO-BRA and COBRA claims incurred under the Company's or the Com-pany Affiliates' welfare plans on or before the Closing Date and, other than with respect to Buyer Employees, following the Closing Date. The Company shall pay to all Buyer Employ-ees an amount equal to the compensation such employees would have received with respect to all vacation and sick pay and time, in each case accrued and unpaid or unused prior to the









         Closing Date, and Buyer shall not assume any Liabilities with respect thereto.

                   (b) Buyer Employees shall receive credit for all periods of employment with the Company prior to the Closing Date solely for purposes of eligibility, vesting and benefit accrual in Buyer's 401(k) plan and Buyer's vacation policy (but no accrued vacation pay or time), subject to the maximum benefits obtainable pursuant to such 401(k) plan and Buyer's vacation policy. Buyer shall waive any waiting periods or pre-existing condition exclusions in its welfare plans to the extent such provisions would not have applied to Buyer Em-ployees when employed by the Company.

                   (c) The Company shall provide Buyer all of the services and services of the employees of the Company, to the extent practicable, provided by or at the headquarters of the Company for a transition period of at least 30 days commenc-ing on the Closing Date; provided that, at its election, Buyer may extend such 30-day period upon written notice to the Company given not less than 10 days prior to the end of the initial term for up to another 30 days with respect to such services and employees Buyer reasonably requests. Buyer shall reimburse the Company for (i) the actual salary ex-penses of such employees (other than vacation time) of the Company (at their normal rates), other than the Stockholders and any non-bowling employees of the Company, and, after the initial 30-day period, other than the seven executive bowling employees listed on Schedule 6.1(c) (the "Seven Bowling Ex-ecutives"), incurred and (ii) the actual direct out-of-pocket expenses incurred by the Company associated directly with such services relating to the Centers (other than any rental or common area maintenance payments), in the case of each of clauses (i) and (ii), in connection with such services during the initial 30-day period described in the immediately pre-ceding sentence and in connection with any services requested by Buyer, if any, during the 30-day period thereafter de-scribed in the immediately preceding sentence. The Company shall advise Buyer of the amount of such expenses prior to incurrence. During such transition period, the Company shall permit Buyer's employees to be on the premises of such head-quarters and during such period shall provide Buyer and such employees such reasonable office space (free of rent or com-mon area maintenance charges) and services that Buyer re-quests in order to enable Buyer and its employees to complete such transition promptly.

                   (d) The Company represents that Schedule 6.1(d) sets forth, as of August 29, 1996, all employees of the Com-pany employed in connection with the operation of the Centers









         and the Purchased Assets setting forth with respect to each such employee, such employee's (i) social security number,
         (ii) job classification and (iii) working hours and salary or wages. At the reasonable request of Buyer, the Company shall provide Buyer with updated information with respect to such matters.

                   (e)  The Company hereby represents that attached as
         Schedule 6.1(e) is the Company's severance policy which shall be effective prior to the Closing Date (the "Company Sever-ance Policy"). Buyer agrees that to the extent the Company's obligations for severance (calculated in accordance with the express terms of Article IV of the Severance Policy) to full-time, non-bargaining unit, salaried employees of the Company employed exclusively in connection with the operation of the business of the Centers, other than those employees of the Company (i) not employed at Centers or in connection with the regional operations of the Centers, (ii) employed at the Company's Garden City, New York headquarters, (iii) who are Buyer Employees (or who are employees of Strathmore Lanes in Aberdeen, New Jersey, if Buyer is leasing or not purchasing such Center as contemplated by Section 7.16) or (iv) who are offered positions with Buyer in accordance with Section 6.1(a) but do not accept such employment (those full-time, non-bargaining unit, salaried employees of the Company em-ployed exclusively in connection with the operation of the business of the Centers, other than those referred in clause
         (i), (ii), (iii) or (iv), being the "Nontransferred Employ-ees"), would exceed $100,000, and the Company advises Buyer accordingly in writing prior to the Closing, Buyer shall re-imburse the Company for the amount of such severance (docu-mented to Buyer's reasonable satisfaction) in excess of $100,000 the Company is required to pay to such Nontrans-ferred Employees in accordance with the express terms of Ar-ticle IV of such Severance Policy, net of any tax benefits received by the Company and the Stockholders.

                   (f) For one year following the Closing, Buyer shall provide severance payments (in an amount and on payment terms calculated on the same basis and subject to analogous limitations as the severance payments contemplated by the Company Severance Policy) to any Buyer Employees who are ter-minated in a Qualifying Termination (as defined in the Com-pany Severance Policy), and who were full-time, non-bargaining unit, salaried employees of the Company im-mediately prior to the Closing Date, other than any Buyer Em-ployees employed at Strathmore Lanes if Buyer is leasing or not purchasing such Center pursuant to Section 7.16 hereto. For purposes of such severance, Buyer shall give effect to










         the periods of employment of such Buyer Employees with the Company prior to the Closing Date.

                   Section 6.2 WARN Requirements. From the date of this Agreement through the Closing Date, the Company shall not take any action which could be construed to be a plant closing or mass layoff under WARN with respect to any of its offices or operations, including the operation of the Cen-ters, and the Company agrees that any claim, Loss or Action arising from or relating to a violation of its agreements pursuant to this sentence shall be a Retained Liability.
         From the date of this Agreement through the Closing Date, Buyer shall not take any action which could be construed to be a mass layoff or plant closing under WARN with respect to the operation of the Centers, and Buyer will indemnify the Company pursuant to Section 11.3 hereof from any liabilities under WARN that arise from Buyer not offering employment to employees of the Company who are employed by the Company as of the Closing Date, which liabilities will be liabilities of Buyer and not of the Company. The Company shall be respon-sible for issuing any notices required under WARN, other than those notices relating to Buyer's failure to offer employment to employees of the Company who are employed at the Centers and who are employed by the Company as of the Closing Date, which shall be the responsibility of Buyer. The Company shall deliver to Buyer a copy of the draft notices it is re-quired to issue in accordance with WARN (or any similar law) and this Section 6.2 for Buyer's review and comment at least five business days prior to issuance and will incorporate all reasonable requests of the Buyer.

                   Section 6.3 No Third Party Beneficiaries; No Con-tinuing Obligations. Neither Buyer nor the Company intends this Article VI to, and this Article VI shall not, create any rights or interest except as between the parties to this Agreement, and no present or future employees of either party (or any dependents of such employees) will be treated as third party beneficiaries in or under the provisions of this
         Article VI; any obligations the Company has to any of its em-ployees shall, as between such employees and the Company, re-main obligations of the Company. Nothing in this Article VI shall create any obligation on the part of Buyer to continue the employment of any Buyer Employee on any particular terms and conditions or for any period of time after the Closing.

                   Section 6.4 401(k) Plan. Buyer's 401(k) plan will accept eligible rollover distributions (within the meaning of Section 401(a)(31) of the Code) made from the Charan Indus-tries, Inc. 401(k) Retirement Plan to Buyer Employees on ac-count of termination of their employment with the Company.









                   Section 6.5 Collective Bargaining Agreements. Following the Closing Date, Buyer shall, in accordance with applicable law, recognize the union as the representative of employees in the union and perform all obligations of the Company under: the agreement with Local 50 at Strike & Spare Lanes in St. Louis, Missouri; the agreement with Local 50 at Western Bowl in St. Louis, Missouri; and the agreement with Local 2 at Van Wyck Lanes in Queens, New York.


                                  ARTICLE VII

                       Covenants of the Company and Buyer

                   Section 7.1 Investigation of Business; Access to Properties and Records. (a) After the date hereof and until the Closing Date, the Company shall afford to representatives of Buyer full access to its personnel, offices, properties, books and records relating to the business of the Centers or the Purchased Assets and shall cause its accountants to af-ford Buyer and its representatives access to the work papers of all audits and reviews of the financial statements of the Company, in each case, during normal business hours, upon reasonable request, in order that Buyer may continue to have full opportunity to make such investigations as it desires of the affairs of the Company with respect to the business of the Centers, including, without limitation, for purposes of preparing the list contemplated by the first sentence of Sec-tion 6.1(a) hereof; provided, however, that such investiga-tion shall not unreasonably disrupt the personnel and opera-tions of the Company.

                   (b) After the date hereof until the Closing Date, the Company will continue to supply Buyer with all relevant documents and information for use in connection with Buyer's investigation contemplated hereby. Such material (regardless if delivered prior to or after the date hereof) is hereinaf-ter referred to as "Evaluation Material." Buyer agrees that, prior to the Closing, it and its representatives will hold in confidence any Evaluation Material it has received or will receive and will not disclose, except to the extent required by law or otherwise deemed necessary or appropriate in the sole discretion of Buyer in connection with Buyer's financing arrangements, all or any part of such material to anyone ex-cept its officers, directors, direct and indirect parent en-tities and stockholders, employees, financing sources, af-filiates, agents, consultants, advisors or other representa-tives who are involved with the transaction contemplated hereby, who is consulted with respect to the transactions contemplated hereby or who Buyer determines otherwise needs









         to know such information and who was informed by Buyer of the confidential nature of the Evaluation Material. If this Agreement is terminated, except as required by law, all writ-ten Evaluation Material supplied by the Company to Buyer shall, upon written request of the Company, be destroyed by Buyer, returned by Buyer to the Company, or at the election of Buyer, returned in accordance with the terms of the confi-dentiality agreement, dated May 13, 1996, between the parties hereto.

                   (c) From and after the Closing Date, the Company and its Affiliates and representatives shall maintain the confidentiality of nonpublic information with respect to the Centers and the Purchased Assets. In the event that Buyer or its Affiliates or representatives prior to the Closing Date, or the Company or its Affiliates or representatives after the Closing Date, are requested, or become required by law, to disclose any confidential information relating to the Centers or the Purchased Assets (other than to the extent permitted by Section 7.1(b) or this Section 7.1(c), as applicable), such party will provide the other party with prompt notice thereof (before such information is disclosed if practicable) so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of
         Section 7.1(b) or this Section 7.1(c), as applicable. In the event that such protective order or other remedy is not ob-tained or that such other party, in its sole discretion, waives compliance with the terms of Section 7.1(b) or this
         Section 7.1(c), as applicable, the party from which such in-formation is requested or which is required by law to dis-close such information will furnish only that portion of such confidential information which is legally required to be so disclosed and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be ac-corded such confidential information. In the event that Buyer or any of its Affiliates or representatives, or the Company or any of its Affiliates or representatives shall re-ceive notice of, or become subject to, an audit by any Gov-ernmental Authority with respect to the operation of the Cen-ters or the Purchased Assets, which audit relates to a period occurring prior to the Closing Date, Buyer or the Company, as the case may be, shall provide the other party with prompt notice thereof. The parties hereto agree that the injury caused by any breach of the covenants contained in Section 7.1(b) or this Section 7.1(c) cannot be easily calculated and that any party seeking enforcement of such covenants shall be entitled to, among other things, equitable remedies, includ-ing without limitation temporary and permanent injunctions, specific performance and an accounting for profits.










                   (d) Information shall no longer be subject to the confidentiality restrictions of Sections 7.1(b) and 7.1(c) to the extent that such information becomes generally available to the public other than in violation of a confidentiality agreement.

                   (e) Buyer and the Company agree to provide the other with access to all relevant documents and other infor-mation which may be needed by such party for purposes of pre-paring tax returns or responding to an audit by any Govern-mental Authority or for any other reasonable purpose. Such access will be during normal business hours and not subject to time limitations, to the extent not unreasonable. Fur-ther, Buyer and the Company each agree for a period of seven
         (7) years after the Closing Date not to destroy or otherwise dispose of any records relating to the Purchased Assets or the operation of the Centers relating to the period prior to the Closing.

                   Section 7.2 Efforts; Obtaining Consents. (a) Subject to the terms and conditions herein provided, each of the Company and Buyer agrees to use its best reasonable ef-forts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advis-able to consummate and make effective as promptly as practi-cable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using its reasonable efforts (i) to obtain without increased cost all necessary waivers, consents and approvals from other parties to material leases, contracts, licenses, commitments, agreements and arrangements (including, without limitation, any debt-related agreements) and to obtain with-out increased cost all consents and agreements and to make such other provisions, to the extent permitted by law, in-cluding entering into interim management or services arrange-ments, reasonably necessary or requested by Buyer and on terms reasonably acceptable to the Company and Buyer (without payment to the Company other than reimbursement of out-of-pocket expenses and customary indemnity) to enable Buyer (or a third party or third parties chosen by Buyer) to continue to sell and serve alcoholic beverages and engage in gaming, lottery or gambling activities at each of the Centers (in-cluding, without limitation, with respect to gaming in the State of Washington for a period of up to 60 days if Buyer reasonably believes that it will be able to receive its own licenses with respect thereto following such 60-day period) in the same manner and under the same terms and arrangements as such beverages are currently sold and served and such ac-tivities are engaged in, without significantly increasing the










         costs of such sales, services or activities to Buyer with re-spect to the relevant Center (or to the extent requested by Buyer, to enable Buyer to have the economic benefits thereof from and after the Closing), (ii) without the imposition of restrictions on the terms of the transactions contemplated hereby and by the Ancillary Agreements or on the current or future ownership or operation of the Centers or on any other activities or business of the respective parties or their Af-filiates, to obtain all consents, approvals and authoriza-tions that are required to be obtained from Governmental Au-thorities, (iii) without the imposition of restrictions on the terms of the transactions contemplated hereby or by the Ancillary Agreements or on the current or future operation of the Centers or on any other activities or business of the re-spective parties or their Affiliates, to lift or rescind any injunction, restraining order, decree, or other order ad-versely affecting the ability of the parties hereto to con-summate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings including, but not limited to, making all filings under the HSR Act, a request for early termination of the waiting period under the HSR Act and submissions of information requested by Governmental Au-thorities, and (v) to fulfill all conditions to this Agree-ment.

                   (b) Each party hereto shall promptly inform the other of any material communications from the United States Federal Trade Commission, the United States Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby. If any party or any Affiliate thereof receives a request for additional informa-tion or documentary material from any such Governmental Au-thority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after con-sultation with the other party, an appropriate response in compliance with such request.

                   (c) Each party shall advise the other party if it becomes aware of any fact or circumstance that would give rise to the breach of a representation or warranty of either party hereto.

                   Section 7.3 Further Assurances. (a) The Company and Buyer agree that, from time to time, whether before, at or after the Closing, each of them will, and the Company will cause its Affiliates to, execute and deliver such further in-struments of conveyance and transfer and take such other ac-tion as may be reasonably necessary to carry out the purposes










         and intents of this Agreement, to assure that Buyer has ac-quired all of the Purchased Assets other than such rights and assets disposed of to third parties prior to the Closing to the extent permitted by Section 7.5 and to assure that the Company, prior to the Closing, retains all Purchased Assets or acquires them from its Affiliates or causes such Affili-ates to transfer such Purchased Assets to Buyer, without any change to the total Purchase Price or additional cost or ex-pense to Buyer. In addition to the actions contemplated by
         Section 7.12 to be taken prior to the Closing, in the event that the assignments and conveyances contemplated by this Agreement and the Ancillary Agreements shall not have been completed at or prior to the Closing, the Company shall con-tinue to use all commercially reasonable efforts to effect such assignments and conveyances and will cooperate with Buyer in any lawful and commercially feasible arrangement to provide that Buyer shall have all of the benefits of such rights and assets. From and after the Closing, the Company, the Stockholders and their respective Affiliates will not use any Company Intellectual Property, including the names "Bowl-ing Corporation of America," "BCA" or any similar names or any of the trade or operating names of the Centers, in their names or operations; provided that the Company shall be per-mitted for a period ending on the second anniversary of the Closing Date to continue to use the names "Bowling Corpora-tion of America" and "BCA" in connection with (x) the sale and distribution outside of the United States (or for export from the United States) of bowling equipment, or parts and consumer products relating to bowling and (y) the operation of video coin operated amusement game routes in the State of Washington; provided further that the Company shall no longer use such name in any manner thereafter. If, at or prior to the Closing, Buyer has not converted to its computer system all data of the Company relating to the Centers which Buyer reasonably desires so to convert, the Company shall, from and for a period of 120 days after the Closing, maintain, afford Buyer access to, and cooperate in the conversion to Buyer's computer system of all such unconverted data.

                   (b) If there are any warranties or guaranties of manufacturers, suppliers and contractors in effect at the date of the Closing which relate to any property which is among, located on or used in connection with the Purchased Assets or the business of the Centers which are not transfer-able, the Company agrees, upon request of Buyer from time to time subsequent to the Closing, to use its best efforts (at Buyer's expense with respect to out-of-pocket expenses) to enforce the same for the benefit of Buyer.











                   (c) For a period of six months after the Closing, Buyer may continue to use the name "Zones" and the current related signage and any similar or related property to the extent currently used in connection with the operation of the Centers; provided that Buyer shall no longer use such name, signage or property in any manner thereafter.

                   (d) The Company shall enforce, and shall take all actions reasonably requested by Buyer to enforce, all of the Company's rights under the terms of the Prior Noncompetition Agreement for the benefit of Buyer as if Buyer were the Com-pany thereunder and shall pay over to Buyer, upon receipt, any damages or other payments received in connection there-with. The Company shall not waive or amend any provision thereof without the prior written consent of Buyer, which Buyer may withhold in its discretion.

                   Section 7.4 Employee, Customer and Supplier Rela-tionships, etc. Pending the Closing, except as otherwise agreed or requested by Buyer, the Company shall use its rea-sonable best efforts (i) to preserve and protect the Pur-chased Assets and the goodwill, business, rights, properties and assets of the Company, the Centers and the Purchased As-sets; (ii) to keep available to the Centers the services of the present employees of the Centers (provided nothing in this clause (ii) will be deemed to require the Company to pay compensation or provide benefits in excess of the current compensation and benefits of such employees); and (iii) to preserve and protect the Centers' relationships with employ-ees, creditors, suppliers, customers, advertisers and others having business relationships with them.

                   Section 7.5  Conduct of Business.  Pending the
         Closing, the Company shall, except as set forth in Schedule
         7.5 and unless otherwise agreed to by Buyer in writing:

                   (a) operate the business of the Centers in the or-dinary course of business and consistent with past practice and maintain the current business and legal organization of the Company;

                   (b) deliver to Buyer within 20 days (but with re-spect to those relating to August 1996, 29 days) of the end of each accounting month, a balance sheet for the Company as of the end of such month and a statement of income and ex-penses for such month;

                   (c) not sell, lease, assign, mortgage, pledge, transfer or otherwise acquire or dispose of, or enter into any material lease, contract, license, commitment, agreement









         or arrangement with respect to, any assets or properties, in-cluding Company Intellectual Property, which are (or which, but for such sale, transfer, lease or disposition would have been) or would become (in the case of an acquisition) Pur-chased Assets hereunder, except for personal property, sold or otherwise disposed of in the ordinary course of business and consistent with past practice;

                   (d) not (i) increase or otherwise change the rate or nature of the compensation (including wages, salaries and bonuses and benefits under bonus, severance, pension, profit sharing, deferred compensation, group insurance, retirement and other employee benefit plans, funds or similar arrange-ments) which is paid or payable to any employee of the Com-pany employed in connection with the operation of the Cen-ters, except pursuant to the current terms of existing col-lective bargaining agreements or compensation and fringe ben-efit plans or as required by law, (ii) enter into any employ-ment, severance, consulting, or similar agreement with, any Buyer Employee, (iii) contribute or make any commitment to, or representation that it will, contribute any amounts to any bonus, severance, pension, profit sharing, deferred compensa-tion, group insurance, retirement or other employee benefit plan, fund or similar arrangement or collective bargaining agreement for employees employed in connection with the op-eration of the Centers, other than contributions made in the ordinary course of business consistent with past practice, or
         (iv) otherwise alter any such plan or the funding thereof, except as required by law or by the current terms of any such plan, agreement or arrangement as in effect on the date hereof;

                   (e) maintain in full force and effect policies of insurance of substantially the same type, character and cov-erage as the policies currently carried by or for the benefit of the Company with respect to the Purchased Assets and the business, operations, assets and liabilities of the Centers;

                   (f) maintain its files and records in the usual, regular and ordinary manner, consistent with past practice and not make any change in the accounting methods or prac-tices of the Company (except that expenses paid currently which benefit future periods are now being recorded as pre-paid expenses) or make any changes in the depreciation or am-ortization policies or rates adopted by the Company;

                   (g) not merge or consolidate with any other Per-son;











                   (h) promptly notify Buyer of any and all material adverse changes which occur or arise between the date hereof and the Closing Date or of any events or occurrences occur-ring or arising which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Ef-fect or a material adverse effect on the ability of the Com-pany to consummate the transactions contemplated hereby oc-curring or arising at any time after the date hereof;

                   (i) maintain all Purchased Assets in good working order and repair, ordinary wear and tear excepted;

                   (j) cause all Liabilities relating to the business of the Centers or the Purchased Assets to be paid or satis-fied when the same become due, except Liabilities which are being contested in good faith and by appropriate proceedings;

                   (k) not (i) remove any fixtures, equipment or per-sonal property from the Centers other than in the ordinary course of business and consistent with past practice unless the same are replaced prior to the Closing Date with similar items of at least equal value and quality; (ii) sell, dis-count or otherwise dispose of any receivables (except by col-lection in the ordinary course of business) that are (or which, but for such sale, discount or disposition would have been) among the Purchased Assets; (iii) except in the ordi-nary course of business and consistent with past practice, incur any material Liability with respect to the Centers or the Purchased Assets; or (iv) except in the ordinary course of business and consistent with past practice, cancel or com-promise any debt or claim or waive or release any rights of material value with respect to the Purchased Assets;

                   (l) except in the ordinary course of business and consistent with past practice, (i) make no material change in the character of the Purchased Assets or the business of the Centers or, in connection with the business of the Centers, enter into any new business or relocate any of its facilities or acquire any additional operations or businesses and (ii) not terminate, discontinue, close or dispose of any facility or business operation relating to the Centers or the Pur-chased Assets;

                   (m) not make any capital expenditures in connec-tion with the business of the Centers except those listed on
         Schedule 7.5(m) hereto or to which Buyer has consented in writing after the date hereof and prior to the Closing;

                   (n) except in the ordinary course of business and consistent with past practice, not transfer, grant, license,









         assign, terminate or otherwise dispose of, modify, change or cancel any rights or obligations with respect to any Company Intellectual Property;

                   (o) not (i) declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, other than those payable in cash or other Retained As-sets; (ii) directly or indirectly, redeem, purchase or other-wise acquire any shares of its capital stock, other than for cash or Retained Assets; or (iii) transfer to any Affiliate of the Company or of any Stockholder any right, property or interest, other than cash or other Retained Assets;

                   (p) not allow inventories to decline in condition or usefulness or decrease in quantity below the normal and ordinary amounts and quality which are necessary for the on-going operation of the business of the Centers or which the Company would have maintained had it not entered into this Agreement; and

                   (q) not agree to take any of the actions prohib-ited by this Section 7.5.

                   Section 7.6 Termination of Agreements. The Com-pany shall terminate, unless Buyer otherwise requests in writing prior to the Closing Date, effective as of the Clos-ing Date or as of such other date set forth in Schedule 4.13(a) under the heading "Effective Termination Date," all Terminated Contracts, including all leases, contracts, li-censes, commitments, agreements and arrangements pursuant to which the Company leases snack bars and pro shops and all service or maintenance contracts, commitments, arrangements and agreements, including, without limitation, those relating to security, trash hauling, cleaning, gardening, extermina-tion and heating, ventilation and air conditioning; provided, that, in the case of each such termination, Buyer shall have the right to review, and make reasonable comments on, the ap-plicable notice of termination prior to its being given.

                   Section 7.7 No Solicitation. The Company shall not, directly or indirectly, or through any officer, direc-tor, agent or representative, solicit, initiate or intention-ally encourage submission of proposals or offers from any Person relating to any acquisition of all or a part of the Purchased Assets or the Centers (an "Alternative Transac-tion"), or participate in any negotiations regarding or fur-nish to any other Person any information with respect to, or otherwise cooperate in any way with, assist, facilitate or encourage, any effort or attempt by any other Person to do or seek an Alternative Transaction.









                   Section 7.8 Seaway Lanes Lease. Prior to the Closing, the Company and Buyer shall enter into a lease (the "Seaway Lease") to be effective immediately following the Closing substantially in the form attached hereto as Exhibit E (and which lease will be assignable subject to the consent of the landlord which consent will not be unreasonably with-
         held), which lease shall provide for the Company's lease to Buyer of the real property used by Seaway Lanes in a shopping center in Watertown, New York by the Company for a period of ten years (with four 5-year extensions) for an aggregate cost (including rent and any other payment required thereby) of not more than (x) $75,000 per annum for the initial five-year period and (y) the greater of $75,000 or 10% of revenues per annum for the second five-year period in the initial term and during any extension provided pursuant to the terms of such lease.

                   Section 7.9 Capital Expenditures. (a) At the Closing, provided Buyer has received documentation reasonably acceptable to Buyer, Buyer shall reimburse the Company for
         (x) any capital expenditures made by the Company prior to the Closing Date which are listed on Schedule 7.5(m) or Schedule
         7.9 hereto or to which Buyer has consented in writing after the date hereof and prior to the Closing, and (y) any ad-ditional capital expenditures the Company makes on an emer-gency basis consistent with past practice (but in an amount not to exceed $10,000 with respect to any individual event without the prior oral approval of Buyer).

                   (b) If, following the Closing, but prior to Janu-ary 1, 1998, Buyer determines to add additional parking spaces at Lincoln Lanes (or the related golf course, banquet or other facilities) in Grand Rapids, Michigan in order to provide for additional parking availability, the Company shall reimburse Buyer for the costs thereof, but not in ex-cess of $100,000, subject to the Company's reasonable review of such expenditures.

                   Section 7.10 Bulk Transfer. Buyer hereby waives compliance by the Company with any applicable bulk sales law in connection with the sale of the Purchased Assets. The Company will indemnify and hold Buyer harmless from any li-ability as a result of the failure to comply with any ap-plicable bulk sales law.

                   Section 7.11  Insurance Proceeds.  At the Closing
         (A) the Company shall assign to Buyer all of its right, title and interest in and to all insurance proceeds payable, or claims available to the Company, by reason of the occurrence of damage to any of the Purchased Assets caused by fire or









         other casualty and all awards payable by reason of a taking in condemnation or by eminent domain, or by sale in lieu thereof, of any part of the Purchased Assets, and (B) the Company shall pay over to Buyer the proceeds of any insur-ance, condemnation or eminent domain taking, or sale in lieu thereof, which have not theretofore been utilized to repair or restore the affected portion of the Purchased Assets and, in the event of an insured casualty to the affected Purchased Assets, the amount of any deductible under the insurance cov-ering the casualty. To the extent any claim referred to in this Section 7.11 is not assignable as contemplated hereby, the Company shall enforce such claim to the extent requested by Buyer and pay the proceeds thereof to Buyer upon receipt thereof. From and after the date hereof, the Company will not settle any claims for insurance with respect to the Cen-ters or the Purchased Assets without the prior written con-sent of Buyer, except with respect to claims relating solely to Liabilities of the Company that are not included in the Assumed Liabilities. Buyer's rights under this Section 7.11 shall not prejudice any other rights of Buyer hereunder, in-cluding without limitation, Buyer's right to terminate this Agreement in accordance with the provisions hereof if the conditions set forth in Section 8.1 have not been satisfied notwithstanding the assignments to Buyer contemplated by this
         Section 7.11.

                   Section 7.12 Acquisition of Certain Bowling Cen-ters; MJR Liquor Licenses. (a) At or prior to the Closing, the Company shall purchase and shall cause the owners thereof to sell, for cash (and, thereafter and until the Closing, maintain such ownership of) (such purchase or acquisition, the "Affiliate Centers Acquisition") (i) the real property on which Wantagh Lanes in Wantagh, New York, University Lanes, in Charlotte, North Carolina and Hilltop Lanes in Roanoke, Virginia are located and (ii) the Center called Regal Lanes in Mishawaka, Indiana, the real property on which such Center is located and all rights, assets and property related to the operation of the business of the Centers and the Purchased Assets in connection with each of the foregoing referred to in clauses (i) and (ii), as more explicitly described in
         Schedule 7.12 hereto, and any contiguous real property owned by any Affiliate of the Company (the "Affiliate Centers"). The Affiliate Centers shall be deemed to be Centers hereun-der. The rights, assets and property (including real prop-erty, which shall also be deemed to be Owned Property here-under) of or related to the Affiliate Centers shall be deemed to be Purchased Assets hereunder. All representations, war-ranties, covenants and agreements (including indemnities) of or by the Company contained herein shall be deemed to include the Affiliate Centers and the rights, assets and properties









         (including real properties) as if the Affiliate Centers and such rights, assets and properties (including real proper-ties) were owned by the Company as of the date hereof. Prior to the transfer contemplated by this Section 7.12(a), the Company will ensure that the Affiliates that own the Affili-ate Centers and the related rights, assets and properties (including real properties) shall comply with all covenants and agreements of the Company hereunder with respect to such Affiliate Centers, rights, assets and properties (including real properties), as if such Affiliates were the Company hereunder.

                   (b) At the Closing, the Company shall cause MJR to transfer (the "MJR Transfer") to Buyer if, and to the extent permitted by law, the Company Liquor Licenses held by MJR, and all other rights, assets or property owned or used by MJR in connection with the Centers.

                   Section 7.13 Armonk Bowl. Prior to the second an-niversary of the date hereof, the Company shall permanently close the bowling center operations at Armonk Bowl, located in Armonk, New York. If the Company at any time proposes to sell or lease the property or building on which Armonk Bowl is located to a third party to be used as a bowling center (any sale or lease of such property or building together with a substantial portion of its bowling machinery and equipment shall be deemed to be such a sale or lease giving rise to the rights in this Section 7.13), the Company shall deliver to Buyer notice (the "Proposal Notice") of such proposal, the name and description, in reasonable detail, of such third party, and all of the material terms and, conditions of such proposed transaction, at least 120 days prior to the date of such proposed sale or lease, as applicable. Buyer shall have 60 days from receipt of the Proposal Notice to provide the Company with notice (the "Exercise Notice") of its desire to exercise a right of first refusal, and, if it so elects, shall purchase or lease, as applicable, Armonk Bowl, on the terms and conditions set forth in the Proposal Notice. If the Exercise Notice is not delivered within such 60-day pe-riod, the Company shall be permitted to sell or lease, as ap-plicable, Armonk Bowl for a period of 60 days following the end of the 60-day period in which Buyer may deliver the Exer-cise Notice only to the proposed third party and only on terms and conditions no less favorable than those set forth in the Proposal Notice. If Buyer delivers an Exercise Notice within the applicable 60-day period, the Company shall sell or lease, as applicable, Armonk Bowl and/or such equipment, as applicable, to Buyer on the terms and conditions set forth in the Proposal Notice on a date to be agreed upon between Buyer and the Company during such 120-day period.









                   Section 7.14 Liens. If there are any Liens, mort-gages, deeds of trust, deeds to secure debt or title defects relating to the Real Property existing on the date hereof or which come into effect following the date hereof with the ex-press consent of the Company, in each case, which may be eliminated or discharged by the payment of money, the Company shall so eliminate or discharge the same on or before the Closing Date.

                   Section 7.15 Non-Competition. (a) The Company agrees that during the five-year period from and after the Closing Date (the "non-competition period"), except as other-wise provided in Section 7.13 or Section 7.16, the Company, the Stockholders (other than Eileen Pettus) and the Company Affiliates will not, directly or indirectly, participate in or permit its name to be used by any Person involved in the same or similar business as the Business. For purposes of this Agreement, the term "Business" shall mean any of the following: owning, operating, managing or leasing (as lessee) bowling centers located anywhere in the United States or en-gaging in any promotional, marketing or sales activity with respect to the business of operating a bowling center located anywhere in the United States. The term "Business" shall not include the sale or distribution of bowling equipment, or parts and consumer products related to bowling. The term "participate" includes any direct or indirect interest, whether as a partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, owner (other than by ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market). The Company agrees that this covenant is reasonable with respect to its duration, geographical area and scope. If, at the time of enforcement of this Section 7.15(a), a court holds that the restrictions stated herein are unreason-able under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographical area legally permissible under such circumstances will be substi-tuted for the period, scope or area stated herein.

                   (b) The Company agrees that during the five-year period from and after the Closing Date, without the prior written approval of Buyer, the Company, the Stockholders (other than Eileen Pettus) and the Company Affiliates will not solicit (i) any person who was an employee of the Company and who becomes an employee of Buyer or any of its Affili-ates, (ii) any customer of Buyer or its Affiliates, including











         any bowling league, or (iii) any supplier to Buyer or its Af-filiates, in any such case, to terminate his or her employ-ment or relationship with Buyer or any of its Affiliates.
         The Company agrees that this covenant is reasonable with re-spect to its duration and scope. If, at the time of enforce-ment of this Section 7.15(b), a court holds that the restric-tions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope legally permissible under such circumstances will be substituted for the period or scope stated herein.

                   Section 7.16 Strathmore Lanes. In connection with a potential right of first refusal relating to the Real Prop-erty on which Strathmore Lanes in Aberdeen, New Jersey is op-erated, the parties hereto agree that, if either of the par-ties hereto is not satisfied, in its sole discretion, that such right of first refusal, if any, is inapplicable to the transactions contemplated hereby, such Center and its related equipment shall not be sold pursuant hereto and the Initial Purchase Price shall be reduced on the Closing Date by $4,600,000 and the parties shall wait until 30 days has ex-pired from the date of documented receipt by the attorney for the purported beneficiary (the "Purported Beneficiary") of such right of first refusal of the August 30, 1996 notice sent by the Company to such attorney. At the end of such 30-day period (the "Notice Period") the following provisions shall apply:

                   (i) if, at the end of the Notice Period, the Pur-ported Beneficiary has waived or not exercised any such right of first refusal, if any, the Company shall represent to Buyer that it has given the notice required to be given to the Pur-ported Beneficiary pursuant to the terms of such potential right of first refusal and such right, if any, has lapsed or been waived and, subject to Buyer's reasonable satisfaction therewith, the parties hereto promptly shall complete the sale of such property and equipment by the Company to Buyer for $4,600,000 under the terms contemplated by this Agreement, as if such property were being transferred at the Closing pursuant to this Agreement, so long as all the representations, warran-ties, covenants, conditions and agreements contained herein ap-plicable to such Center shall continue to be true and correct and satisfied as of the date of such transfer. Any Liabilities to the Purported Beneficiary arising out of this transaction shall be treated as Retained Liabilities hereunder, and the Company shall use reasonable efforts to defend against any such claims and the Company shall indemnify and hold Buyer harmless with respect to all Actions and Losses related thereto. If, within one year of the Closing Date, it is determined pursuant to a final and nonappealable order or judgment of a court of









         competent jurisdiction (a "Final Determination") (or if such a proceeding is pending as of such one-year anniversary date, then at the time a Final Determination has been made with re-spect to such proceeding) that the Company must deliver such Center to the Purported Beneficiary, then, if the Company shall be required to (and thereafter does) convey such Center to the Purported Beneficiary pursuant to the Final Determination in any such proceeding, Buyer shall convey the Center to the Com-pany in exchange for $4,600,000 in cash and the Company shall reimburse Buyer for its reasonable expenses in connection therewith (not to exceed $25,000 without the consent of the Company), in addition to any severance obligations (other than severance relating to Buyer's severance policies or agreements in excess of those in effect as of the Closing Date or contem-plated pursuant hereto) and any capital expenditures (but, with respect to capital expenditures, not to exceed the total cost of (x) $50,000 during the first six-month period (or portion thereof) after the Closing, (y) an additional $25,000 during each six-month period (or portion thereof) thereafter and (z) additional capital expenditures with the consent of the Com-pany, which consent shall not be unreasonably withheld) made by Buyer, and shall assume any Liabilities of Buyer consistent with those assumed by Buyer in connection with the acquisition thereof;

                  (ii) if, at the end of the Notice Period, the Pur-ported Beneficiary has agreed to buy the Center pursuant to the right of first refusal, if any, applicable to the transactions contemplated hereby, then the Seller may continue to operate such Center until consummation of such sale; provided that if consummation of such sale does not occur within 60 days (or 75 days if such consummation appears imminent at the end of such 60-day period, or if a proceeding with respect thereto is then pending, until there has been a Final Determination with re-spect to such proceeding) after the end of the Notice Period, then the parties hereto shall consummate the sale of the Center pursuant to clause (i) to this Section 7.16 (provided that Buyer's obligation to consummate such transaction will termi-nate one year after the Closing Date, but notwithstanding such termination, after such one-year anniversary Buyer may elect to consummate such transaction and if Buyer does so elect within 60 days of the Final Determination, the Company shall be re-quired to consummate such transaction), as if the right of first refusal, if any, was waived and the provisions thereof shall apply, except that Buyer's purchase price shall be re-duced by such Center's net operating income (exclusive of pay-ments to Stockholders or their Affiliates, but including over-head, not to exceed $2,500 per month), if positive, from the operation of such Center (including any rents received from the










         leases of such property) from the Closing Date through the date of the sale of such Center to Buyer; or

                 (iii) if, at the end of the Notice Period, the Pur-ported Beneficiary has not agreed to buy the Center for at least $4,600,000, but either party hereto in its sole discre-tion is not satisfied that any right of first refusal period, if any, has lapsed with respect thereto, the Company will, as of the Closing Date, lease such Center and the related equip-ment to Buyer (and transfer to Buyer the rights as landlord with respect to any leases pursuant to which any Persons lease space or real property from the Company or any of its Affili-ates on the property on which such Center is located) at a rental rate of zero for the first three months, $22,500 per month for the next three months and $40,000 per month for the last six months (on a triple net basis) for a twelve-month pe-riod beginning on the Closing Date (or, if later, the end of the Notice Period), pursuant to a lease to be reasonably ac-ceptable to the parties hereto (the "Strathmore Lease") (which lease shall be terminable if the Purported Beneficiary acquires such property pursuant to the right of first refusal, if any). If both parties hereto, during such twelve-month period, become satisfied, in their sole discretion, that such right of first refusal, if any, would not, or would no longer, be applicable to the transfer of such property as contemplated hereby, either party may require the other party to complete the sale of such property and equipment by the Company to Buyer for $4,600,000 under the terms contemplated by this Agreement, as if such property were being transferred at the Closing pursuant to this Agreement, so long as all the representations, warranties, cov-enants, conditions and agreements contained herein applicable to such Center shall continue to be true and correct and satis-fied as of the date of such transfer. If the Strathmore Lease is terminated or expires without the Company transferring own-ership of the property and equipment to Buyer, the Company will reimburse Buyer for any severance obligations and capital ex-penditures (in each case, subject to the limitations provided in clause (i) of this Section 7.16) made by Buyer during the term of such lease.

                   In connection with this Section 7.16, the Company agrees to use all reasonable efforts to resolve all issues re-lating to any such right of first refusal as expeditiously as possible.

                   Section 7.17 Golf Course Easement. The Company and, to the extent applicable, its Affiliates shall, at or prior to the Closing, grant in a writing, in recordable form, a per-petual easement, reasonably acceptable to Buyer (and for the benefit of Buyer and its successors and assigns, for the use by









         Buyer and its successors, assigns, agents, Affiliates, contrac-tors, invitees and patrons), with respect to the land abutting the fourth fairway of the golf course at Lincoln Lanes in Walker, Michigan (which land is approximately 10 feet wide and 200 yards long and the outer width of which in part is demar-cated by a fence) currently owned by the Company and its Af-filiates, for the purpose (and only to the extent reasonably required to continue play on the fourth hole (as currently played), as reasonably agreed to by Buyer and the Company) of access and use of the easement premises in connection with the use and operation of such golf course (the "Golf Course Ease-ment").


                                   ARTICLE VIII

                    Conditions of Buyer's Obligation to Close

                   Buyer's obligation to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

                   Section 8.1 Representations, Warranties, Covenants and Agreements of the Company. The representations and warran-ties of the Company contained in this Agreement (when read without regard to any qualifications to such representations and warranties as to knowledge or materiality (including as to whether it has a Material Adverse Effect)) shall be true and correct when made and, except for representations and warran-ties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, with the same effect as though such representa-tions and warranties had been made on and as of such date, in any case, except for such breaches and inaccuracies in repre-sentations and warranties which could not reasonably be ex-pected to have a Material Adverse Effect, and the covenants and agreements of the Company contained in this Agreement to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material re-spects, and Buyer shall have received at the Closing a certifi-cate to the effect of the foregoing dated the Closing Date and validly executed by a senior officer of the Company. For pur-poses of this condition, breaches and inaccuracies of represen-tations and warranties shall be deemed to be reasonably ex-pected to have a Material Adverse Effect when the aggregate consequences of all breaches and inaccuracies of representa-tions and warranties of the Company, when read without regard to any qualification to such representations and warranties as to knowledge or materiality (including as to whether it has a










         Material Adverse Effect), could reasonably be expected to have a Material Adverse Effect.

                   Section 8.2 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, licenses, per-mits, consents, approvals, orders, qualifications and waivers necessary for Buyer to own the Purchased Assets and conduct the business of the Centers as they are currently conducted shall have been filed, made or obtained, as applicable, without any significant conditions or restrictions imposed (including, those relating to the receipt of licenses to sell or serve al-coholic beverages or to engage in gaming, lottery or gambling activities and including those which impose restrictions on the terms of the transactions contemplated hereby or by the Ancil-lary Agreements or the current or future ownership or operation of the Centers or any other activities or business of Buyer or its Affiliates), and all applicable waiting periods under the HSR Act shall have expired or been terminated; provided, how-ever, with respect to the receipt of licenses to sell or serve alcoholic beverages or to engage in gaming, lottery or gambling activities (or the necessary consents or approvals with respect thereto), such condition shall not be satisfied unless Buyer is reasonably satisfied that licenses are in place or that other appropriate mechanisms which will not result in denial or loss of a license or civil penalties or put the Company at risk of an enforcement action for a violation are in place and, in each case, are expected to remain in place for the foreseeable fu-ture without material risk or expectation of losing such abil-ity in the future (other than the risk that any holder of a li-quor license or a gaming, lottery or gambling license that com-plies with the terms and requirements of such license and the relevant law generally bears of nonrenewal) so that after the Closing alcoholic beverages can continue to be sold or served and gaming, lottery, and gambling activities can continue to be conducted in essentially the same manner and on essentially the same terms (and without any additional material restrictions) as before the Closing and in compliance with all applicable statutes, laws, regulations, ordinances, rules, judgments, or-ders, decrees and licenses of any Governmental Authority relat-ing to the sale or service of alcoholic beverages or engaging in gaming, lottery and gambling activities at Centers (or re-lated premises, including the facilities referred to in Recital A and their related premises) which, during the fiscal year ended August 31, 1995 had at least 90% of the total revenues from the sale and/or service of alcoholic beverages and, other than in the State of Washington, gaming, lottery and gambling activities (and from any related management service agreements and leases) during such period.











                   Section 8.3 Litigation; Injunction. There shall be no injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction that is in ef-fect that restrains or prohibits or imposes substantial penal-ties or damages on Buyer or the Company and their respective Affiliates with respect to (or any other materially adverse re-lief or remedy in connection with, including those which impose restrictions on the terms of the transactions contemplated hereby or by the Ancillary Agreements or the current or future ownership or operation of the Centers or any other activities or business of Buyer or its Affiliates), the consummation of the transactions contemplated hereby or the performance of the other material obligations of the Company or Buyer under this Agreement or the Ancillary Agreements, and there shall be no Action pending or threatened seeking such relief.

                   Section 8.4 Liens. There shall have been eliminated or discharged (a) all Liens on the Purchased Assets, other than Permitted Liens, and (b) the lien of the first mortgage encum-bering the real property commonly known as 2305 South M-139, Benton Harbor, Michigan, and, in each case, Buyer shall have received evidence thereof which is satisfactory to it.

                   Section 8.5 Opinions. Buyer shall have received at Closing an opinion addressed to Buyer and dated the Closing Date from Farrell, Fritz, Caemmerer, Cleary, Barnosky & Arman-tano, counsel to the Company, with respect to the matters and substantially in the form set forth in Exhibit F hereto. Such opinion shall state that such opinion is made for the benefit of Buyer, Buyer's debt and equity financing sources and Buyer's counsel and that Buyer's financing sources and counsel shall be entitled to rely thereon as if such opinion were addressed to such sources.

                   Section 8.6 Non-Competition Agreements; Ancillary Agreements; Closing Date Deliveries. Buyer shall have received
         (i) from each Stockholder other than Eileen Pettus a fully ex-ecuted counterpart to a Non-Competition Agreement (collec-tively, the "Non-Competition Agreements") substantially in the form attached hereto as Exhibit G and such agreements shall be in full force and effect; (ii) fully executed counterparts of the Ancillary Agreements and such agreements shall be in full force and effect and (iii) the deliveries contemplated by Sec-tion 3.2(a).

                   Section 8.7 Affiliate Centers Acquisitions; MJR Transfer. (a) The Affiliate Centers Acquisition shall have been consummated and the Company shall be delivering good and marketable title to the Owned Property and good and valid title










         to the other rights, assets and property relating to the Af-filiate Centers as part of the Purchased Assets and (b) the MJR Transfer shall have been consummated.

                   Section 8.8 Proceedings; Certificates. All corpo-rate proceedings of the Company that are required in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received such evidence of such corporate proceedings, certified if requested, as may be reasonably requested and is customary in transactions such as the transactions contemplated hereby.

                   Section 8.9 Title Insurance. A title insurance com-pany or companies selected by Buyer (the "Title Company") shall have issued ALTA Owner's and Leasehold title insurance policies (or "marked" title insurance commitments having the same force and effect as title insurance policies), in form and substance reasonably acceptable to Buyer, insuring, as the case may be,
         (i) the fee simple title of the Company, as applicable, to each parcel of Owned Property, (ii) the leasehold estate (and any purchase option rights) of the Company, as applicable, in each of the Leases, and (iii) the Lien on any of the Real Property required by any lender providing Buyer financing in connection with the transactions contemplated hereby or by the Ancillary Agreements, and, in the case of each such policy: (a) provid-ing insurance in the amount of the value of the insured estate (as determined by Buyer); (b) insuring good and marketable title to the insured estate, free and clear of all exceptions other than the Permitted Liens; (c) with all general exceptions (including, without limitation, any exception for materialmen's or laborers' Liens, rights of third parties in possession or otherwise under unrecorded instruments, general survey matters, and matters filed but not yet appearing of record) deleted; (d) containing a description of the insured property based, at Buyer's election, on the Surveys described below; and (e) in-cluding such endorsements and affirmative coverage as Buyer shall reasonably request (all such title insurance policies be-ing hereinafter collectively referred to as the "Title Insur-ance Policies"). The premiums for the Title Insurance Policies shall be paid by Buyer.

                   Section 8.10 Surveys. Buyer shall have received with respect to each parcel of Owned Property, to the extent requested by Buyer, an instrument survey, prepared by a duly licensed surveyor in accordance with ALTA specifications and reasonably satisfactory in form and substance to Buyer, prop-erly certified to the Title Company, any lenders designated by Buyer, and, as selected by Buyer, the Company, and/or Buyer, with each such survey: (i) showing the boundaries of such









         Owned Property and the location, setbacks, side yards and di-mensions of each structure and improvement located thereon, the location of the public streets adjoining such Owned Property and the means of ingress and egress to and from such streets, and the location of all easements of record and utility lines serving such Owned Property; (ii) indicating that none of the improvements on such Owned Property encroaches upon adjacent lands and that no portion of such Real Property is located in any flood plain, and disclosing no title defects, easements, third-party rights or claims or other encumbrances other than the Permitted Liens; (iii) being dated within 30 days prior to the Closing Date; and (iv) being sufficient to cause the Title Company to delete from each of the Title Insurance Policies the general survey exception (all such surveys being herein col-lectively referred to as the "Surveys").

                   Section 8.11 Title Insurance Affidavits. At or prior to the Closing, the Company shall deliver to Buyer and the Title Company such affidavits, certifications, evidence of corporate authority and other instruments, and, to the extent reasonably acceptable to the Company, indemnities, as the Title Company shall typically require in similar transactions in or-der to issue the Title Insurance Policies.

                   Section 8.12 Estoppel Certificates. The Company shall obtain and deliver to Buyer at least three days prior to the Closing Date an estoppel certificate (including, if re-quested by Buyer, a consent to the transactions contemplated by this Agreement) in the form set forth in Exhibit H hereto, duly and properly executed by the landlord(s) under each Lease.

                   Section 8.13 Transfer Tax Returns. The Company and Buyer shall execute and deliver such transfer tax returns and forms in connection with the transfers of Real Property pro-vided for herein as may be required under the laws of each state in which such Real Property is located.

                   Section 8.14 UCC. Buyer shall have received, in form and substance reasonably satisfactory to Buyer, the re-sults of an examination of financing statements, judgment liens and tax liens filed under the Uniform Commercial Code in each office in each such jurisdiction as counsel for Buyer shall reasonably request.
















                                    ARTICLE IX

                 Conditions to the Company's Obligation to Close

                   The Company's obligation to consummate the transac-tions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following condi-tions:

                   Section 9.1 Representations, Warranties, Covenants and Agreements of Buyer. The representations and warranties of Buyer contained in this Agreement (when read without regard to any qualifications to such representations and warranties as to knowledge or materiality (including as to whether it has a Ma-terial Adverse Effect)) shall be true and correct when made and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, except for such breaches and inaccuracies in representations and warranties which could not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby, and the covenants and agreements of Buyer contained in this Agreement to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects, and the Company shall have received at the Closing a certificate to that effect dated the Closing Date and validly executed by a senior officer of Buyer.

                   Section 9.2 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, ap-provals, orders, qualifications and waivers necessary for the Company to sell the Purchased Assets hereunder shall have been filed, made or obtained, as applicable, without any significant conditions or restrictions imposed (including those which im-pose restrictions on the terms of the transactions contemplated hereby or by the Ancillary Agreements or the current or future ownership, operation or activities or business of the Company or its Affiliates) and all applicable waiting periods under the HSR Act shall have expired or been terminated.

                   Section 9.3 Litigation; Injunction. There shall be no injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction that is in ef-fect that restrains or prohibits or imposes substantial penal-ties or damages on the Company and their Affiliates with re-spect to (or any other materially adverse relief or remedy in connection with, including those which impose restrictions on










         the terms of the transactions contemplated hereby or by the An-cillary Agreements or the current or future ownership, opera-tion or activities or business of the Company or its Affili-
         ates), the consummation of the transactions contemplated hereby or the performance of the other material obligations of the Company or Buyer under this Agreement or the Ancillary Agree-ments, and there shall be no Action pending or threatened seek-ing such relief.

                   Section 9.4 Opinions. The Company shall have re-ceived from (i) Wachtell, Lipton, Rosen & Katz, Buyer's coun-sel, its opinion addressed to the Company and dated the Closing Date with respect to the matters and substantially in the form set forth in Exhibit I hereto and (ii) the General Counsel of Buyer an opinion addressed to the Company and dated the Closing Date with respect to the matters and substantially in the form set forth in Exhibit J hereto.

                   Section 9.5 Ancillary Agreements; Closing Date De-liveries. (i) The Company shall have received (a) fully ex-ecuted counterparts of the Ancillary Agreements and such agree-ments shall be in full force and effect and (b) the deliveries contemplated by Section 3.2(b), and (ii) the Escrow Agent shall have received the delivery contemplated by Section 3.2(c).

                   Section 9.6 Affiliate Payable. The Affiliate Pay-able shall have been forgiven; provided, that if the Affiliate Payable is in an amount in excess of $500,000, such forgiven amount shall be $500,000 and the excess shall remain payable by the Company.

                   Section 9.7 Proceedings; Certificates. All corpo-rate proceedings of Buyer that are required in connection with the transactions contemplated by this Agreement shall be rea-sonably satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have re-ceived such evidence of such corporate proceedings, certified if requested, as may be reasonably requested and is customary in transactions such as the transactions contemplated hereby.


                                    ARTICLE X

                                   Termination

                   10.1 Termination Events. This Agreement may be ter-minated at any time prior to the Closing as follows:

                   (a)  by mutual consent of the Company and Buyer;










                   (b) by the Company if (i) Buyer is in material breach of this Agreement and (ii) the Company is not in mate-rial breach of this Agreement;

                   (c) by Buyer if (i) the Company is in material breach of this Agreement and (ii) Buyer is not in material breach of this Agreement;

                   (d) by the Company or by Buyer if, at or before the Closing, any condition set forth herein for the benefit of such terminating party shall not have been timely met and cannot be met on or before December 31, 1996 and has not been waived; provided, that the terminating party is not in material breach of this Agreement; or

                   (e) by Buyer or the Company, if the Closing shall not have occurred on or before December 31, 1996; provided, that the terminating party is not in material breach of this Agreement.

                   Except as otherwise provided in Section 10.2, each party's right of termination hereunder is in addition to any of the rights it may have hereunder or otherwise.

                   10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Sec-tion 10.1 hereof, this Agreement shall forthwith become void and have no further effect, except that the provisions of Sec-tions 7.1(b), 7.1(d) and 12.4 shall survive such termination, and no such termination of this Agreement shall release any party from liability for any breach hereof occurring prior to the date of termination.


                                    ARTICLE XI

                                 Indemnification

                   Section 11.1 Buyer Indemnified Parties' Right to In-demnification. The Company agrees to indemnify and hold Buyer, its Affiliates, each of their respective stockholders, part-ners, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") harm-less after the Closing against all losses, liabilities, claims, damages, costs, expenses, fines and penalties (including (i) the cost of investigating, preparing or defending any Action against which such Person would be indemnified if required to pay any Liabilities as a result thereof, (ii) reasonable attor-neys' fees and expenses and (iii) any such Liabilities incurred









         in connection with the enforcement of any valid demand or claim hereunder, but excluding consequential damages, except to the extent the indemnified party is seeking reimbursement for the cost of consequential damages it was required to pay to a third party) (collectively, "Losses") suffered by any Buyer Indemni-fied Party resulting from or arising out of (a) any breach by the Company of this Agreement or any of the Ancillary Agree-ments; (b) any inaccuracy in or breach of any of the represen-tations or warranties made by the Company herein or in any of the Schedules; (c) any breach or nonfulfillment of any cove-nants or agreements made by the Company herein or in any of the Schedules; (d) any inaccuracy or misrepresentation by the Com-pany in a certificate, affidavit or other document or instru-ment executed and delivered in connection with the Closing in accordance with the provisions of this Agreement; and (e) any Retained Assets or Retained Liabilities.

                   Section 11.2 Limitations on Buyer Indemnified Par-ties' Right to Indemnification. The Buyer Indemnified Parties' rights to indemnification pursuant to Section 11.1 hereof are subject to the following specific limitations:

                   (a) Except as provided in Section 11.2(b), a Buyer Indemnified Party shall not be entitled to assert any right of indemnification pursuant to clause (b) of Section 11.1 for any Losses suffered by it arising from a breach by the Company of any warranty or representation set forth in this Agreement (other than those contained in Sections 4.1, 4.2 and 4.13(c) hereof, the third sentence of Section 4.4(a), and the first sentence of Section 4.5(a) solely, with respect to those con-tained in the third sentence of Section 4.4(a) and the first sentence of Section 4.5(a), as each relates to good (and mar-ketable or valid, as applicable) title to and ownership of the property referred to therein, subject to the qualifications contained therein) after the second anniversary of the Closing Date; provided that if on or prior to such second anniversary date a Notice of Claim shall have been given to the Company, pursuant to Section 11.4 hereof, for such indemnification, the Buyer Indemnified Party shall continue to have the right to be indemnified with respect to such indemnification claim until such claim for indemnification has been satisfied or otherwise resolved as provided in this Article XI.

                   (b) The provisions of Section 11.2(a) shall not limit or restrict any indemnification claims of any Buyer In-demnified Party (i) pursuant to clauses (a), (c) or (e) of Sec-tion 11.1 or (ii) with respect to any inaccuracy in or breach of any of the representations or warranties made by the Company in Sections 4.1, 4.2 and 4.13(c) hereof, or the third sentence of Section 4.4(a) or the first sentence of Section 4.5(a)









         (solely, with respect to those contained in the third sentence of Section 4.4(a) and the first sentence of Section 4.5(a), as each relates to good (and marketable or valid, as applicable) title to and ownership of the property referred to therein, subject to the qualifications contained therein) or the Sched-ules to such Sections.

                   (c) Anything to the contrary in this Article XI not-withstanding, the Company shall (i) be liable to the Buyer In-demnified Parties only to the extent that all Losses experi-enced by all Buyer Indemnified Parties exceed $500,000 in the aggregate with respect to all such Losses, in which event the indemnity provided for herein by the Company shall apply with respect to all such Losses in excess of the initial $500,000. The provisions of this Section 11.2(c) shall not limit or re-strict any indemnification claims of any Buyer Indemnified Party pursuant to clause (e) of Section 11.1.

                   Section 11.3 Company Indemnified Parties' Right to Indemnification. Buyer agrees to indemnify and hold the Com-pany, its Affiliates, each of their respective stockholders, partners, directors, officers, employees and agents, and each of the heirs, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") harmless after the Closing against any Losses suffered by the Company result-ing from or arising out of (a) any breach by Buyer of this Agreement or any of the Ancillary Agreements; (b) any inaccu-racy in or breach of any of the representations or warranties made by Buyer herein or in any of the Schedules; (c) any breach or nonfulfillment of any of the covenants or agreements made by Buyer herein or in any of the Schedules; (d) any inaccuracy or misrepresentation by Buyer in a certificate, affidavit or other document or instrument executed and delivered in connection with the Closing in accordance with the provisions of this Agreement; and (e) any Assumed Liabilities.

                   Section 11.4 Indemnification Procedures. (a) Upon obtaining knowledge of any claim or demand which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall give written notice ("Notice of Claim") of such claim or demand to the indemnifying party ("Indemnitor"). Indemnitee shall furnish to the Indemnitor in reasonable detail such in-formation as Indemnitee may have with respect to such indemni-fication claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in
         Section 11.2(a) hereof, no failure or delay by Indemnitee in










         the performance of the foregoing shall reduce or otherwise af-fect the obligation of Indemnitor to indemnify and hold Indem-nitee harmless, except to the extent that such failure or delay shall have actually adversely affected Indemnitor's ability to defend against, settle or satisfy any Losses for which Indemni-tee is entitled to indemnification hereunder.

                   (b) If the claim or demand set forth in the Notice of Claim given by Indemnitee pursuant to Section 11.4(a) hereof is a claim or demand asserted by a third party, Indemnitor shall have 15 days after the date on which Notice of Claim is given to notify Indemnitee in writing of its election to defend such third party claim or demand on behalf of the Indemnitee. If Indemnitor elects to defend such third party claim or de-mand, Indemnitee shall make available to Indemnitor and his agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist Indemnitor in the defense of, such third party claim or demand, and so long as Indemnitor is defending such third party claim in good faith, Indemnitee shall not pay, settle or com-promise such third party claim or demand. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall have the right to participate in the defense of such third party claim or demand, at Indemnitee's own expense. In the event, however, that Indemnitee reasonably determines that rep-resentation by counsel to Indemnitor of both Indemnitor and In-demnitee may present such counsel with a conflict of interest, then such Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and Indemnitor will pay the fees and disbursements of such counsel. If Indem-nitor does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder, at Indemnitor's expense, to defend such third party claim or demand; provided, however, that (a) Indemnitee shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (b) Indemnitee's defense of or its par-ticipation in the defense of any such third party claim or de-mand shall not in any way diminish or lessen the obligations of Indemnitor under the agreements of indemnification set forth in this Article XI.

                   Section 11.5 Settlement of Indemnification Obliga-tions. Except for third party claims being defended in good faith, Indemnitor shall satisfy its obligations hereunder in respect of a valid claim for indemnification hereunder in cash within 30 days after the date on which Notice of Claim is given.









                   Section 11.6 Indemnification Claims Against Escrow. In addition to any other right available to Buyer hereunder or otherwise, Buyer may pursue collection of any indemnification claims against the Company under the Escrow Agreement. The foregoing notwithstanding, the right of Buyer to indemnity hereunder shall not be limited by or to any amounts held pursu-ant to the Escrow Agreement.

                   Section 11.7 Sole Remedy Regarding Representations and Warranties. (a) The indemnification rights provided in this Article XI shall be the sole remedy to which a Company In-demnified Party will be entitled for breach of any representa-tion or warranty of the Buyer contained in Article V hereof (including Schedule 5.2).

                   (b) The indemnification rights provided in this Ar-ticle XI shall be the sole remedy to which a Buyer Indemnified Party will be entitled for breach of any representation or war-ranty of the Company contained in Article IV hereof (including the Schedules to such representations, i.e., Schedules 4.1(a) through 4.18). The maximum amount the Company shall be re-quired to pay with respect to any or all such breaches of rep-resentations and warranties contained in Article IV hereof in the aggregate shall be $99,000,000.

                   Section 11.8 Losses Net of Insurance. The amount of any Loss for which indemnification is provided under this Ar-ticle XI shall be net of any amounts recovered by the Indemni-tee under insurance policies with respect to such Loss. In the event that an Indemnitee shall later collect any such amounts recovered under insurance policies with respect to any Loss for which such Indemnitee has previously received payments under this Article XI from an Indemnitor, such Indemnitee shall promptly repay to such Indemnitor such amount recovered.


                                   ARTICLE XII

                                  Miscellaneous

                   Section 12.1 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken to-gether shall be considered one and the same agreement.

                   Section 12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to the principles of con-flicts of law).











                   Section 12.3 Entire Agreement. This Agreement (in-cluding the Ancillary Agreements and the other agreements re-ferred to herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and this Agreement and the Ancillary Agreements supercede all prior agreements, understandings, rep-resentations or warranties between the parties, including the Confidentiality Agreement dated May 13, 1996 between the par-ties hereto, and the Letter of Intent, dated July 22, 1996, be-tween the parties hereto. Except as specifically provided oth-erwise in Article XI, this Agreement is not intended to confer and shall not confer upon any person not a party hereto (and their successors and assigns permitted by Section 12.7) any rights or remedies hereunder. This Agreement is an agreement providing otherwise as contemplated by Section 5-1311 of the General Obligations Law of the State of New York.

                   Section 12.4 Expenses. Except as otherwise set forth in this Agreement, whether the transactions contemplated hereby are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party in-curring such costs and expenses.

                   Section 12.5 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telefax or oth-er electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

                   Charan Industries, Inc.
                   370 Old Country Road
                   Garden City, New York  11530
                   Attn:  Charles P. Ryan, Jr.
                   Telecopier No.:  (516) 747-6551

                   with a copy to:

                   Farrell, Fritz, Caemmerer, Cleary,
                     Barnosky & Armantano
                   EAB Plaza
                   Uniondale, New York  11556
                   Attn:  Charles M. Strain, Esq.
                   Telecopier No.:  (516) 227-0777

         or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:










                   AMF Bowling Centers, Inc.
                   7313 Bell Creek Road
                   Mechanicsville, Virginia  23111
                   Attn:  Douglas J. Stanard
                   Telecopier No.:  (804) 730-4327

                   with a copy to:

                   Wachtell, Lipton, Rosen & Katz
                   51 West 52nd Street
                   New York, NY  10019
                   Attn:  Mitchell S. Presser, Esq.
                   Telecopier No:  (212) 403-2000


         or at such other address and to the attention of such other person as Buyer may designate by written notice to the Company.

                   Section 12.6 Knowledge. For purposes of determining the accuracy of the representations and warranties of the Com-pany in order to determine fulfillment of the conditions set forth in Section 8.1 and to determine the rights of the Buyer Indemnified Parties to indemnification under Article XI, any information of which, through any means, Buyer or any other Buyer Indemnified Party gains knowledge after the date hereof and prior to the Closing shall not affect such determinations, even if Buyer consummates the transactions contemplated hereby while in possession of such knowledge. The term "knowledge" with respect to (x) the Company shall mean the knowledge of the Stockholders (other than Eileen Pettus) and the Seven Bowling Executives and (y) Buyer shall mean its senior executive offic-ers.

                   Section 12.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or del-egate its obligations under this Agreement without the express prior written consent of the other party hereto, except that Buyer may assign any or all of its right, title and interest under this Agreement to any one or more Affiliates, provided that in the event of such assignment, Buyer shall not be re-leased from any obligations under this Agreement. Notwith-standing the foregoing sentence, Buyer may assign this Agree-ment to any lender to Buyer or any Affiliate of Buyer as secu-rity for obligations to such lender in respect of Buyer's fi-nancing arrangements and any refinancings, extensions, refund-ings or renewals thereof; provided, however, that no assignment










         hereunder shall in any way affect Buyer's obligations or li-abilities under this Agreement.

                   Section 12.8 Publicity. The Company and Buyer agree that prior to the earlier of the termination of this Agreement and the Closing, except as may otherwise be required by law or regulatory authority, any press releases or other announce-ments, whether written or oral, to be made by either of them with respect to the transactions contemplated hereby shall be subject to mutual agreement and consent prior to the dissemina-tion thereof.

                   Section 12.9 Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sec-tions or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms. For purposes of this Agreement, "including" shall mean "including without limitation."

                   Section 12.10 Amendments and Waivers. This Agree-ment may not be modified or amended except by an instrument or instruments in writing signed by the party against whom en-forcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive com-pliance by the other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                   Section 12.11 Severability. In the event that this Agreement, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable under ap-plicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be illegal or unenforceable under the applic-able laws or regulations without affecting the validity of the remaining provisions of the Agreement; provided, that (i) the remaining provisions of the Agreement shall in their totality constitute a commercially reasonable agreement, (ii) should any method of termination of this Agreement or a portion thereof be found to be illegal or unenforceable, such method shall be re-formed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method and (iii) if a court having jurisdiction shall find that the covenants contained in Section 7.15 hereof are not reason-able, such court shall have the power to reduce the duration,









         geographic area or scope of such covenants, and in this reduced form the covenants shall be enforceable. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.























































                   IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first written above.


                                  AMF BOWLING CENTERS, INC.


                                  By: /s/ Douglas J. Stanard
                                     Name:   Douglas J. Stanard
                                     Title:  President







                   IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first written above.


                                  CHARAN INDUSTRIES, INC.


                                  By: /s/ Charles P. Ryan, Jr.
                                     Name:   Charles P. Ryan, Jr.
                                     Title:  President